UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Select Medical Holdings Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION
DATED FEBRUARY 21, 2025
4714 Gettysburg Road
Mechanicsburg, Pennsylvania 17055
Phone: (717) 972-1100
Notice of Annual Meeting of Stockholders
To Our Stockholders:
You are invited to attend the Select Medical Holdings Corporation 2025 Annual Meeting of Stockholders. The Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting online, vote your shares electronically if you wish, and submit your questions during the virtual meeting by visiting the website below.
Date:
April 24, 2025

Time:
11:00 a.m. EDT

Website:
https://meetnow.global/M9YPQW7

Only stockholders who owned stock of record at the close of business on February 28, 2025 can vote at this meeting or any adjournments that may take place. To be admitted to the Annual Meeting, you must enter the control number found on your proxy card or voting instruction form.
The purposes of the 2025 Annual Meeting are:
(1)
to elect four Class I directors, each for a term of three years or until their respective successors have been elected and qualified;

(2)
to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements;

(3)
to approve the Company’s Non-Employee Director Compensation Policy;

(4)
to hold a vote on a stockholder proposal to amend the Company’s Amended and Restated Certificate of Incorporation to elect each director annually, if properly presented at the meeting;

(5)
to hold a vote on a stockholder proposal to commission a report on the feasibility of serving plant-based meals as the primary option for patients in all food service settings, if properly presented at the meeting;

(6)
to hold a non-binding advisory vote on the compensation of our named executive officers;

(7)
to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

(8)
to transact any other business that may properly come before the meeting.

We consider your vote important and encourage you to vote as soon as possible.
By Order of the Board of Directors,
/s/ Michael E. Tarvin
Michael E. Tarvin
Senior Executive Vice President, General Counsel and Secretary
March 5, 2025

4714 Gettysburg Road
Mechanicsburg, Pennsylvania 17055
Phone: (717) 972-1100
www.selectmedicalholdings.com
PROXY STATEMENT
The Board of Directors of Select Medical Holdings Corporation (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held virtually on April 24, 2025, at 11:00 a.m. eastern time, including any adjournments or postponements thereof (the “Meeting” or “Annual Meeting”). We intend to mail a Notice of Internet Availability of Proxy Materials (sometimes referred to as the “Notice”), and to make this Proxy Statement available to our stockholders of record entitled to vote at the Annual Meeting, on or about March 5, 2025.

i

PROXY SOLICITATION AND VOTING INFORMATION
Your vote is very important.   In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy materials to each stockholder of record, the Company may furnish proxy materials including this Proxy Statement, the proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) to the Company’s stockholders by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice will instruct stockholders as to how they may access and review all of the proxy materials. The Notice also instructs stockholders how to submit a proxy through the Internet. If you would like to receive a paper copy or e-mail copy of your proxy materials, you should follow the instructions for requesting such materials included in the Notice. The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.
You may revoke your proxy at any time before it is voted by written notice to the Senior Executive Vice President, General Counsel and Secretary of the Company, by submission of a proxy bearing a later date or by casting a ballot online during the Annual Meeting. Properly executed and delivered proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided or, if no directions are provided, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than three, to whom you wish to give your proxy.
Who can vote?   Stockholders as of the close of business on February 28, 2025 are entitled to vote. On that day, [•] shares of common stock were outstanding and eligible to vote, and there were [•] registered holders. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania beginning April 15, 2025. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.
How does the Board of Directors recommend I vote?   The Board of Directors recommends a vote FOR each Board of Directors nominee, FOR the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements, FOR the approval of the non-employee director compensation policy, NO RECOMMENDATION for the stockholder proposal to amend the Company’s Amended and Restated Certificate of Incorporation to elect each director annually, AGAINST the stockholder proposal to commission a report on the feasibility of serving plant-based meals as the primary option for patients in all food service settings; FOR the approval of the executive compensation resolution, and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
What is the difference between “stockholder of record” and holder of stock in “street name”?   If your shares are registered directly in your name with our Transfer Agent and Registrar, Computershare Inc., you are a stockholder of record with respect to those shares. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a holder of stock in street name. As a holder of stock in street name, you have the right to instruct your broker, bank, trustee or nominee how to vote your shares. If you do not provide the organization that holds your shares with specific voting instructions, then under applicable rules, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Which proposals are “routine” and “non-routine”?   The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (Proposal 7) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal 7. Each of the other proposals, including the election of directors (Proposal 1), the vote to approve an amendment to the

Company’s Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements (Proposal 2), the vote to approve the Company’s non-employee director compensation policy (Proposal 3), the vote on the stockholder proposal to elect each director annually (Proposal 4), the vote on the stockholder proposal commission a report on the feasibility of serving plant-based meals as the primary option for patients in all food service settings (Proposal 5), the non-binding advisory vote on the compensation of our name executive officers (Proposal 6) and any additional stockholder proposals are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals 1 through 6.
What shares are included in the proxy card?   Each proxy card you receive represents all the shares of common stock registered to you in that particular account. You may receive more than one proxy card if you hold shares that are either registered differently or in more than one account. Each share of common stock that you own entitles you to one vote.
How do I vote by proxy?   Most stockholders have three ways to vote by proxy: by telephone, via the Internet or by returning the proxy card. To vote by telephone or via the Internet, follow the instructions set forth on each proxy card you receive. Additionally, stockholders who attend the Annual Meeting online may vote their shares at that time up to and during the Annual Meeting by following the instructions at www.envisionreports.com/SEM. To vote by mail, sign and date each proxy card you receive, mark the boxes indicating how you wish to vote and return the proxy card in the postage-paid envelope provided. Do not return the proxy card if you vote via the Internet or by telephone.
How are votes counted?   The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Annual Meeting online or by proxy. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. With respect to Proposal 1, because directors are elected by a majority vote, meaning the votes validly cast for such nominee’s election exceeds the votes validly cast against such nominee’s election in such election, in uncontested elections, abstentions and broker non-votes will not be counted as a vote cast either for or against such director’s election. Proposal 2 requires for approval the affirmative vote of the holders of not less than 66 2∕3% of the then outstanding shares entitled to vote generally in the election of Directors, therefore any abstentions and broker non-votes will have the same effect as negative votes with regard to Proposal 2. Because Proposals 3, 4, 5, 6 and 7 require for approval the affirmative vote of a majority of the shares present online or represented by proxy at the Annual Meeting and entitled to vote, abstentions and broker non-votes will have the same effect as negative votes against these proposals.
Who will count the vote?   The Company’s Transfer Agent and Registrar, Computershare Inc., will tally the vote.
Is my vote confidential?   Yes. All stockholder meeting proxies, ballots and tabulations that identify individual stockholders are kept confidential and are not available for examination, except: (1) as required by law, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation.
How can I participate in the Annual Meeting?   The Annual Meeting will be a completely virtual meeting of stockholders, and will be conducted via live webcast on the Internet. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on February 28, 2025, the record date for the meeting, or if you hold a valid proxy for the Annual Meeting.
You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/M9YPQW7. To participate in the Annual Meeting, you will need the control number that is included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 11:00 a.m. EDT.
Where can I find the voting results of the Annual Meeting?   The Company intends to announce preliminary voting results at the Annual Meeting. Final voting results will be tallied by the Company’s Transfer Agent and Registrar after the taking of the vote at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K within four business days following the Annual Meeting.

Who is soliciting this proxy?   Solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company will pay the cost of preparing, assembling and mailing or otherwise making available the Notice of Internet Availability of Proxy Materials and the notice of the Annual Meeting, proxy statement and proxy card. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company’s common stock.
What if I can’t attend the meeting?   If you are unable to attend the virtual Annual Meeting and you intend to vote, you must vote your shares by proxy, via the Internet or by telephone by the applicable deadline.

CORPORATE GOVERNANCE
In accordance with the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although the Company’s non-management directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.
Board Overview
Our Board is composed of 10 highly experienced, talented, and qualified directors with experience as board members and executives at some of the world’s most successful companies. We believe that the Board is well situated to navigate the changing competitive terrain that the Company operates within. We believe that a diverse mix of skills, experience, perspectives and backgrounds contribute to an effective Board. The composition of our Board has evolved over the past several years, and when looking to fill Board positions, we will continue to evaluate potential candidates who we believe complement and augment our current Board. The Nominating, Governance and Sustainability Committee (the “Nominating Committee”) considers a number of factors, including characteristics such as gender, race and national origin when evaluating potential Board candidates.
Board Diversity Matrix
Set forth below is information regarding each nominee for director including voluntary self-identification demographic information.
Board Diversity Matrix
(as of March 5, 2025)
Board Size:
Total Number of Directors: 10
Gender:	Female	Male	Non-Binary	Gender Undisclosed
Number of Directors Based on Gender Identity	2	8	0	0
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+			0
Demographic Background Undisclosed			0
Independence
In 2024, the Board of Directors undertook a review of the independence of the Company’s directors and considered whether any director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. The Board of Directors has determined that eight of the Company’s ten current directors are “independent” as defined in the applicable listing standards of the New York Stock Exchange (the “NYSE”). The following directors were determined to be independent: Russell L. Carson, Katherine R. Davisson, James S. Ely III, William H. Frist, Parvinderjit S. Khanuja, Thomas A. Scully, Marilyn B. Tavenner and Daniel J. Thomas.
Lead Director
In 2015, the Board determined that it was in the best interests of the Company and its stockholders to designate an independent director to serve in a lead capacity (the “Lead Director”). The independent directors of the Board of Directors recommended Russell L. Carson to serve as Lead Director, and the Board of Directors elected Mr. Carson to that position. The Lead Director’s responsibilities include, but are not limited to: (i) consulting with the Chairman of the Board of Directors to include on the agenda for Board of Directors meetings any matters requested by the Lead Director; (ii) presiding at meetings of the Board of Directors in the absence of, or upon the request of, the Chairman of the Board of Directors, including presiding over all executive sessions of the independent directors; (iii) serving as liaison between the Chairman of the Board of Directors and the independent directors; (iv) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (v) having the authority to call meetings of the independent directors; (vi) coordinating the agenda for moderating sessions of the independent directors of the Board of Directors; and (vii) being available for direct communication from significant stockholders. The role and responsibility of the Lead Director is set forth in the Company’s Amended and Restated Corporate Governance Guidelines, which can be found on the Company’s website at www.selectmedicalholdings.com. Please note that none of the information on the Company’s website is incorporated by reference in this Proxy Statement.
Meetings of the Board of Directors and Stockholders
It is the policy of the Board of Directors to meet at least quarterly. The Board of Directors held five meetings in fiscal year 2024. During fiscal year 2024, each of the then-current directors attended at least 75% of the meetings of the Board of Directors and all of the meetings of any committee of which they were a member. It is also the policy of the Board of Directors that the independent members of the Board of Directors meet at regularly scheduled executive sessions of the Board of Directors without management. As described above under the heading “Lead Director,” the Lead Director serves as the presiding director over such executive sessions. In addition, the Company’s directors are expected to attend annual meetings of stockholders, and all of the Company’s directors who were serving as directors at the time of the 2024 annual meeting attended the 2024 annual meeting of stockholders.
Corporate Governance Matters
The Board of Directors adopted corporate governance guidelines in September 2009, as amended from time to time, which can be found on the Company’s website at www.selectmedicalholdings.com. Under these guidelines, directors are expected to advise the Chairman of the Board of Directors and the Chairman of the Nominating Committee prior to accepting any other public company directorship or any assignment to the audit committee or the human capital and compensation committee of the board of directors of any public company of which such director is a member. Directors are also expected to report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board of Directors and the Chairman of the Nominating Committee. A director is expected to offer to resign if the Nominating Committee concludes that the director no longer meets the Company’s requirements for service on the Board of Directors. There are no pre-determined limitations on the number of other boards of directors on which the Company’s directors may serve; however, the Board of Directors expects individual directors to use their judgment in accepting other directorships and to allow sufficient time and attention to Company matters. There are no set term limits for directors. As an alternative to term limits, the Nominating Committee will review each director’s continuation on the Board of Directors every three years.
Communications with the Board of Directors
If you would like to communicate with all of the Company’s directors, please send a letter to the following address: Select Medical Holdings Corporation, Attention: Board of Directors c/o Michael E. Tarvin, Senior Executive Vice President, General Counsel and Secretary, 4714 Gettysburg Road,

Mechanicsburg, Pennsylvania 17055. The Company’s Secretary will forward such communication to each of the members of the Board of Directors.
If you would like to communicate with the independent members of the Board of Directors, including the Lead Director, please send a letter to the following address: Select Medical Holdings Corporation, Attention: Lead Director c/o Michael E. Tarvin, Senior Executive Vice President, General Counsel and Secretary, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055. The Company’s Secretary will forward such communication to the independent members of the Board of Directors.
Code of Conduct and Code of Ethics
The Company is committed to ethical business practices. In 1998, Select Medical Corporation, the Company’s wholly owned subsidiary (“Select”), voluntarily adopted a Code of Conduct. The Code of Conduct is reviewed and amended as necessary and is the basis for the Company’s compliance program. The Code of Conduct provides guidelines for principles and regulatory rules that are applicable to the Company’s patient care and business activities. These guidelines are implemented by a compliance officer, a compliance committee, and employee education and training. The Company has also established a reporting system, auditing and monitoring programs, and a disciplinary system as a means for enforcing the Code of Conduct’s policies. This Code of Conduct applies to all of the Company’s employees and directors. In September 2009, the Company adopted a Code of Ethics for Senior Financial Officers, which includes the code of ethics for the Company’s principal executive officer (“PEO”), principal financial officer and principal accounting officer within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002. The Code of Conduct and Code of Ethics for Senior Financial Officers can be found on the Company’s website at www.selectmedicalholdings.com. Any amendments to the Code of Conduct or Code of Ethics for Senior Financial Officers or waivers from the provisions of the Code of Conduct or the Code of Ethics for Senior Financial Officers for the Company’s principal executive officer, principal financial officer and principal accounting officer will be disclosed on the Company’s website promptly following the date of such amendment or waiver.
Board Leadership
The Board of Directors does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate. However, since its inception, the Company has had separate individuals serve in those positions. The Company’s Board of Directors is led by Robert A. Ortenzio as Executive Chairman and David S. Chernow as Chief Executive Officer. The Board of Directors has carefully considered its leadership structure and believes at this time that the Company and its stockholders are best served by having the positions of Executive Chairman and Chief Executive Officer filled by different individuals. This allows the Chief Executive Officer to, among other things, focus on the Company’s day-to-day business, while allowing the Executive Chairman to lead the Board of Directors in its fundamental role of providing advice and oversight of management. Further, the Board of Directors believes that having the Executive Chairman serve dual roles as chairman of the Board of Directors and as an executive officer of the Company promotes information flow between management and the Board of Directors, effective decision making and an alignment of corporate strategy. Moreover, the Board of Directors believes that its other structural features, including eight independent directors and eight non-management directors on a board consisting of ten directors, an independent director serving as Lead Director, regular meetings of independent directors in executive session and key committees consisting wholly of independent directors, provide for substantial independent oversight of the Company’s management. However, the Board of Directors recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, the Board of Directors will continue to periodically review its leadership structure.
Risk Oversight
The Company faces a number of risks, including regulatory risk, credit risk, liquidity risk, reputational risk, risk from adverse fluctuations in interest rates and cybersecurity risk. Management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the

Board of Directors seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board of Directors periodically consults with management regarding the Company’s risks.
While the Board of Directors is ultimately responsible for risk oversight, the Company’s four board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Compliance Committee assists the Board of Directors in overseeing risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. Such committee periodically reviews with management, internal auditors and independent auditors the adequacy and effectiveness of the Company’s policies for assessing and managing risk, including the security of and risks related to computerized information systems, data privacy, general risk management and enterprise risk management (“ERM”). The Human Capital and Compensation Committee (the “Compensation Committee”) assists the Board of Directors in oversight and management of risks related to the Company’s compensation policies and programs. The Nominating Committee assists the Board of Directors in oversight and management of risk associated with board organization, membership and structure, succession planning for our directors and officers and corporate governance. The Quality of Care and Patient Safety Committee assists the Board of Directors in the oversight and management of risk associated with the Company’s policies and procedures relating to the delivery of quality medical care to patients.
Cybersecurity
The proper confidentiality, integrity, and availability of the Company’s information systems are critical to the business. Securing the Company’s business information, customer, patient and employee data, and technology systems is essential for the continuity of its businesses, meeting applicable regulatory requirements, and maintaining the trust of its stakeholders. As part of its enterprise risk management program, the Company has processes in place to assess, identify, and manage material business, operational and legal risks from cybersecurity threats. Such risks include business disruption, fraud, extortion, reputational harm, violations of laws and regulations, litigation, and harm to employees, patients, customers and business partners.
Cybersecurity Program Overview
The Company’s cybersecurity program is structured around the cybersecurity framework (“Cybersecurity Framework”) of the National Institute of Standards and Technology (“NIST”), an agency of the U.S. Department of Commerce. The Cybersecurity Framework provides best practices to prevent, detect, identify, respond to, and recover from cyber-attacks. The Company’s cybersecurity program involves establishing information security policies, procedures and standards, investing in and implementing information protection processes, security measures and technologies, ongoing monitoring of systems and networks on which the Company relies, assessing cybersecurity risk profiles of key third-parties, implementing cybersecurity training and collaborating with public and private organizations on cyber threat information and best practices. The Company actively monitors the current threat landscape in an effort to identify material risks arising from new and evolving cybersecurity threats. The Company engages an external third-party cybersecurity assessor to perform an annual assessment or validation of the cybersecurity program in accordance with the Cybersecurity Framework and the HIPAA Security Risk Assessment Tool of the U.S. Health and Human Services Office for Civil Rights.
Board Oversight of Cybersecurity Risks
The Board of Directors of the Company provides strategic oversight on cybersecurity matters, including risks associated with cybersecurity threats. The Company’s Chief Information Officer (“CIO”) and Chief Information Security Officer (“CISO”) provide annual written reports and quarterly briefings on the Company’s cybersecurity program to the Board of Directors. They also provide quarterly cybersecurity updates to the Audit and Compliance Committee. The reports to the Board of Directors include details and metrics on, among other things, the Company’s quarterly Cybersecurity Framework assessment updates, internal and external threat intelligence, quarterly information security program progress, business associate risk assessments and ongoing monitoring, company-wide awareness training, device security compliance, routine resilience efforts including disaster recovery exercises, tabletop security incident response exercises, and cyber penetration tests.
Management’s Role in Cybersecurity Risk Management
The Company’s management, including the Company’s CIO and CISO, is responsible for assessing and managing material risks from cybersecurity threats. The Company’s CIO and CISO each have more than 20 years of experience in cybersecurity. The Company provides formalized cybersecurity training for newly-hired employees and annually for existing employees. In addition, the Company provides cybersecurity awareness training and education throughout the year. The annual cybersecurity training curriculum includes modules on information security, the employee’s role in protecting Company information, recognizing different cybersecurity incidents, identifying phishing emails, understanding the appropriate personnel to approach with information or questions, and acceptance of the Company’s Information Security Policy. The Company’s management is informed of cybersecurity incidents through ongoing monitoring and, in some cases, through receipt of notifications from third-party service providers. The CISO maintains and annually updates a Cybersecurity Incident Response Plan, which is a guide for the Company’s cybersecurity team to respond effectively to cybersecurity incidents in a coordinated manner in the interest of minimizing the risk of harm. The team works with colleagues in various departments throughout the Company, including Information Technology, Legal, Risk Management and Compliance, to prevent, mitigate and remediate cybersecurity incidents impacting the Company.
Assessment of Cybersecurity Risk
Management continuously assesses the potential impact of risks from cybersecurity threats on the Company, and regularly evaluates how such risks could materially affect the Company’s business strategy, operational results, and financial condition. As noted above, an assessment of the cybersecurity program leveraging the Cybersecurity Framework is completed annually by an independent and qualified external third-party cybersecurity assessor. The Company has not experienced a cybersecurity breach or information security breach during the past three fiscal years. The Company, from time to time, has been notified of third-party information cybersecurity breaches, but none of them has had a material impact on the Company’s operations or financial results. The Company annually purchases a cybersecurity risk insurance policy to help defray the costs associated with any covered cybersecurity incident. Although the Company did not experience a material cybersecurity incident during the year ended December 31, 2024, the scope and impact of any future incident cannot be predicted.
Committees of the Board of Directors
The Board of Directors currently has four standing committees. Charters for each of these committees can be found on the Company’s website at www.selectmedicalholdings.com.
Audit and Compliance Committee — The Audit and Compliance Committee is governed by a written charter adopted in February 2010, as amended and restated in February 2024. The primary responsibility of the Audit and Compliance Committee is to oversee the Company’s financial reporting process and compliance program on behalf of the Board of Directors and to regularly report the results of its activities to the Board of Directors. The Audit and Compliance Committee assists the Board of Directors in the oversight of (i) the integrity of the Company’s financial statements and financial reporting process; (ii) the systems of internal accounting and financial controls; (iii) the performance of the Company’s internal audit function and independent auditors; (iv) the independent auditor’s qualifications and independence; (v) the annual independent audit of the Company’s financial statements; (vi) the selection and performance of the Company’s compliance officer; (vii) the effectiveness of the structure and operations of the Company’s compliance program; (viii) the Company’s compliance with each of the Company’s Code of Conduct and the Code of Ethics for Senior Financial Officers and other legal compliance and ethics programs established by management and the Board of Directors; (ix) the Company’s compliance with applicable legal and regulatory requirements; and (x) the Company’s policies in respect of risk assessment and risk management, including the security of and risks related to computerized information systems, data privacy, ERM, and general risk management. In so doing, the Audit and Compliance Committee is responsible for maintaining free and open communication among its members, the independent registered public accounting firm, the internal auditors and the Company’s management. A detailed list of the Audit and Compliance Committee’s functions is included in its charter. The Audit and Compliance Committee charter is annually reviewed and ratified by the Audit and Compliance Committee and the Board of Directors.
The current members of the Audit and Compliance Committee are Mrs. Davisson, Mr. Ely, Drs. Frist and Khanuja, and Mr. Thomas. Mr. Ely currently serves as the chairman of the Audit and Compliance Committee. The composition of the Audit and Compliance Committee satisfies the independence and financial literacy requirements of the NYSE and the SEC. The financial literacy standards require that each member of the Audit and Compliance Committee be able to read and understand fundamental financial statements. In addition, at least one member of the Audit and Compliance Committee must qualify as an “audit committee financial expert,” as defined by the rules and regulations of the SEC, and have financial sophistication in accordance with the rules of the NYSE. The Board of Directors has determined that each of the Audit and Compliance Committee members qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Also, each member of the Audit and Compliance Committee is independent, as independence for audit committee members is defined in the applicable NYSE listing standards. The Audit and Compliance Committee held five meetings during fiscal year 2024.
Human Capital and Compensation Committee — The Compensation Committee is governed by a written charter originally adopted in May 2013, as amended and restated in February 2024. The Compensation Committee has overall responsibility for evaluating and approving the Company’s executive officer and director compensation plans, policies and programs, as well as all equity-based compensation plans and policies. The Compensation Committee is also responsible for preparing the Compensation Discussion and Analysis report for inclusion in the Company’s annual proxy statement filed with the SEC. The Compensation Committee charter is annually reviewed and ratified by the Compensation Committee and the Board of Directors. Additionally, the Compensation Committee is responsible for attracting and retaining high-quality personnel, a key factor in ensuring the long-term success of the Company and the creation of long-term shareholder value. The Compensation Committee oversees the Company’s human capital strategy and management activities. This includes employee and management recruiting, retention and development initiatives, as well as diversity, equity, and inclusion initiatives. The Compensation Committee is also responsible for reviewing material compensation and human capital related risk exposures annually, along with management’s efforts to monitor and mitigate such exposures.
The current members of the Compensation Committee are Messrs. Scully and Thomas and Mrs. Davisson, each of whom the Board of Directors has determined in its business judgment are independent as defined in the applicable NYSE listing standards. Mr. Thomas currently serves as the chairman of the Compensation Committee. The Compensation Committee held five meetings during fiscal year 2024.
Nominating, Governance and Sustainability Committee — The Nominating Committee is governed by a written charter originally adopted in February 2010 and subsequently amended and restated in February 2024. The Nominating Committee is appointed to (i) identify individuals qualified to serve on the Board of Directors and board committees; (ii) recommend to the Board of Directors nominees for election to the Board of Directors at annual meetings of stockholders; (iii) recommend to the Board of Directors nominees to serve on each of the board committees; (iv) lead the Board of Directors in its annual review of the performance of the Board of Directors and management; (v) monitor the Company’s corporate governance structure; (vi) review the Company’s activities, policies and programs related to environmental, sustainability and governance (“ESG”) matters, including corporate environmental and social responsibility matters; and (vii) develop and recommend to the Board of Directors any proposed changes to the Company’s corporate governance guidelines. The Nominating Committee identifies individuals, including those recommended by stockholders, believed to be qualified as candidates for Board of Directors membership. The Nominating Committee has the authority to retain search firms to assist it in identifying candidates to serve as directors. In addition to any other qualifications the Nominating Committee may in its discretion deem appropriate, all director candidates, at a minimum, should possess the highest personal and professional ethics, integrity and values and be committed to representing the best interests of the stockholders. In identifying candidates, the Nominating Committee will also take into account other factors it considers appropriate, which include ensuring a majority of directors satisfy the independence requirements of the NYSE, the SEC or other appropriate governing body and that the Board of Directors as a whole is comprised of directors who have the appropriate experience, expertise and perspective that will enhance the quality of the Board of Directors’ deliberations and decisions. While the Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating Committee and the Board of Directors believe it is essential that the Board of Directors is able to draw on a wide variety of backgrounds and professional experiences among its members. The Nominating Committee desires to maintain the Board of Directors’ diversity through the consideration of factors such as education, skills, relevant professional experience, gender, and racial and ethnic background. The Nominating Committee will conduct appropriate inquiries with respect to the backgrounds and qualifications of all director candidates. Once the Nominating Committee has completed its review of a candidate’s qualifications and conducted the appropriate inquiries, the Nominating Committee will make a determination whether to recommend the candidate for approval by the Board of Directors. If the Nominating Committee decides to recommend the director candidate for nomination by the Board of Directors and such recommendation is accepted by the Board of Directors, the form of proxy solicited by the Company will include the name of the director candidate. Additionally, the Nominating Committee is responsible for reviewing and reporting their recommendations regarding ESG matters to the Board of Directors. Such ESG review includes the impact of the Company’s activities, policies and programs on ESG matters and the Company’s progress related to such activities, policies and programs. The Nominating Committee charter is annually reviewed and ratified by the Nominating Committee and the Board of Directors.
The Nominating Committee considers stockholder nominees for directors in the same manner as nominees for director from other sources. Stockholder suggestions for nominees for director should be submitted to the Secretary or Assistant Secretary no later than the date by which stockholder proposals for action must be submitted and should include the following information: (i) the name and address of the stockholder making the recommendations, (ii) a representation that the stockholder is a holder of record, which should include the number of shares presently held and how long the shares have been held, (iii) a description of any and all arrangements or understandings between the stockholder making the recommendation and the director candidate, and (iv) all information regarding the director candidate that is required to be included in a proxy solicitation for the election of directors.
The current members of the Nominating Committee are Messrs. Ely and Carson and Mrs. Tavenner, each of whom the Board of Directors has determined in its business judgment are independent as defined in the applicable NYSE listing standards. Mrs. Tavenner currently serves as the chair of the Nominating Committee. The Nominating Committee held four meetings during fiscal year 2024.
Quality of Care and Patient Safety Committee — The Quality of Care and Patient Safety Committee is governed by a written charter adopted in May 2012. The Quality of Care and Patient Safety Committee is appointed to assist the Board of Directors in fulfilling its oversight responsibilities relating to the review of the Company’s policies and procedures relating to the delivery of quality medical care to patients. The Quality of Care and Patient Safety Committee maintains communication between the Board of Directors and the senior officers with management responsibility for medical care and reviews matters concerning or relating to the quality of medical care delivered to patients, efforts to advance the quality of medical care provided and patient safety. The Quality of Care and Patient Safety Committee charter is annually reviewed and ratified by the Quality of Care and Patient Safety Committee and the Board of Directors.
The current members of the Quality of Care and Patient Safety Committee are Drs. Frist and Khanuja and Mrs. Tavenner. Dr. Frist currently serves as the chairman of the Quality of Care and Patient Safety Committee. The Quality of Care and Patient Safety Committee held four meetings during fiscal year 2024.

HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors is composed entirely of independent directors, and currently consists of Messrs. Thomas and Scully and Mrs. Davisson. Mr. Thomas currently serves as the chairman of the Compensation Committee. The Board of Directors has determined that Messrs. Thomas and Scully and Mrs. Davisson are each independent under the NYSE listing standards currently in effect. The Compensation Committee administers the Company’s executive and director compensation programs. The role of the Compensation Committee is to oversee the Company’s compensation and benefit plans and policies, to administer the Company’s equity plans (including reviewing and approving equity grants to officers and directors) and to review and approve annually all compensation decisions relating to directors and elected officers, including those for the Company’s Chief Executive Officer and the other executive officers named in the Summary Compensation Table (collectively, the “named executive officers” or the “NEOs”). The Compensation Committee works with management to develop relationships between pay levels, financial performance and returns to stockholders in order to align the Company’s compensation structure with the Company’s organizational objectives. The Compensation Committee also oversees the Company’s human capital strategy and management activities. This includes employee and management recruiting, retention and development initiatives, as well as diversity, equity, and inclusion initiatives. The Compensation Committee is also responsible for reviewing material compensation and human capital related risk exposures annually, along with management’s efforts to monitor and mitigate such exposures. The charter of the Compensation Committee authorizes the Compensation Committee to confer with management to the extent it deems necessary or appropriate to fulfill its responsibilities.
The Compensation Committee discharges the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and directors, including the NEOs. The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans and policies. The specific responsibilities and functions of the Compensation Committee are delineated in the charter of the Compensation Committee.
Compensation Consultant
The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. The Compensation Committee did not engage a compensation consultant during the 2024 fiscal year.
Role of Executive Officers
At the request of the Compensation Committee, in 2024, Mr. Ortenzio, the Company’s Executive Chairman and Co-Founder participated in Compensation Committee meetings from time to time and recommended levels of compensation for the other NEOs. Additionally, the Company’s Chief Financial Officer and Chief Accounting Officer participate in Compensation Committee meetings from time to time to discuss performance targets and results with the Compensation Committee. However, the Compensation Committee makes the final determination regarding the compensation of the NEOs. Other than the executive officers noted above, no other executive officers participate in determining or recommending the amount or form of executive compensation.
Human Capital and Compensation Committee Interlocks and Insider Participation
No current member of the Compensation Committee is or has been at any time one of the Company’s officers or employees. None of the Company’s executive officers currently serves, or has served during the last completed fiscal year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Human Capital and Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management, and based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.
Members of the Human Capital and Compensation Committee:
Daniel J. Thomas, Chair
Katherine R. Davisson
Thomas A. Scully

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Objectives of the Company’s Executive Compensation Policy
Introduction.   This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation program, together with a description of the material factors underlying the decisions which resulted in the compensation provided for 2024 to the Company’s Executive Chairman and Co-Founder, Chief Executive Officer, Executive Vice President and Chief Financial Officer, Senior Executive Vice President of Strategic Finance and Operations and Co-President, as presented in the tables which follow this CD&A. This CD&A contains statements regarding certain performance targets and goals the Company has used or may use to determine appropriate compensation. These targets and goals are disclosed in the limited context of the Company’s compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.
Compensation Philosophy.   The Company’s compensation philosophy for NEOs is designed with the primary goals of rewarding the contributions of NEOs to the Company’s financial performance and providing overall compensation sufficient to attract and retain highly skilled NEOs who are properly motivated to contribute to the Company’s financial performance. The Company generally seeks to achieve its goals with respect to the NEOs’ compensation by implementing and maintaining incentive plans for such executive officers that tie a substantial portion of each NEO’s overall compensation to pre-determined financial goals relating to the Company’s return on equity and earnings per share. The Compensation Committee also grants the NEOs restricted stock awards from time to time which, subject to limited exceptions, require the NEO’s continued employment for a minimum of three years prior to vesting.
Committee Process.   The Compensation Committee meets as often as necessary to perform its duties and responsibilities. During 2024, the Compensation Committee met six times. The Compensation Committee’s meeting agenda is normally established by the Company’s Executive Chairman and Co-Founder in consultation with the chairman and members of the Compensation Committee. Members of the Compensation Committee receive the agenda and related materials in advance of each meeting. Depending on the meeting’s agenda, such materials may include financial reports regarding the Company’s performance, reports on achievement of individual and Company objectives and information regarding the Company’s compensation programs.
The Compensation Committee periodically reviews overall compensation levels to ensure that performance-based compensation represents a sufficient portion of total compensation to promote and reward executive officers’ contributions to the Company’s performance. All members of the Compensation Committee have extensive experience in the healthcare industry, including a focus on structuring appropriate executive compensation for healthcare companies. In setting the compensation for the NEOs, the Compensation Committee members draw on their collective experience in the healthcare industry and knowledge of investors’ goals. For the 2024 fiscal year, the Compensation Committee believed that its historical approach to executive compensation decisions was appropriate and therefore did not engage a compensation consultant.
Role of Executive Officers.   At the request of the Compensation Committee, in 2024, Robert A. Ortenzio, the Company’s Executive Chairman and Co-Founder participated in Compensation Committee meetings and recommended levels of compensation for the other NEOs. Additionally, the Company’s Chief Financial Officer and Chief Accounting Officer participated in Compensation Committee meetings in 2024 to discuss performance targets and results with the Compensation Committee. However, the Compensation Committee makes the final determination regarding the compensation of the NEOs. Other than the executive officers noted above, no other executive officers participate in determining or recommending the amount or form of executive compensation.
Risk Assessment
The Compensation Committee meets periodically each fiscal year to review the Company’s executive compensation policies and programs to ensure that they are appropriate. The Compensation Committee also determines each year whether incentive compensation will be awarded to the Company’s non-executive employees. After considering the various forms of compensation paid to the Company’s employees, the Compensation Committee has concluded that the Company’s compensation policies and programs are not reasonably likely to have a material adverse effect on the Company. This conclusion is based on the following factors:
•
A majority of the Company’s employees do not receive any performance-based compensation;

•
A significant portion of the compensation paid to the Company’s employees who are eligible to receive performance-based compensation consists of base salary, which is not dependent upon the Company’s performance;

•
The Company’s bonus program for executive officers includes safeguards that reduce the incentive to engage in risky behavior. For example, the Select Medical Holdings Corporation Amended and Restated Executive Bonus Plan (the “Amended and Restated Executive Bonus Plan”) limits the amount of bonus compensation that participants may receive (regardless of how well the Company performs) and provides the Compensation Committee with the discretion to reduce the bonus awards otherwise payable to participants thereunder. In addition, the Company has adopted two compensation recoupment policies. The general policy, adopted in 2015, allows the Company to recoup, and requires any participant in any incentive-based compensation plan of the Company to repay, all or any portion of any award paid to the employee that may be required to be recouped under federal or state laws, Company policies or listing requirements of any applicable securities exchange. The compensation recovery policy, effective as of October 2, 2023, adopted in connection with the new NYSE listing standards, provides that in the event of an accounting restatement, the Company will promptly recover from certain current or former executive officers, including the NEOs, the amount of any erroneously awarded cash- or equity-based compensation paid on the basis of the achievement of financial performance measures (a copy of this policy is included as Exhibit 97 of the Company’s Annual Report on Form 10-K filed on February 23, 2024 (Reg. No. 001-34465)); and

•
The Company’s executive officers currently own, and historically have owned, a significant percentage of the outstanding common stock of the Company. Additionally, each NEO is required to own a multiple of such NEO’s base salary, as described below under the heading “Stock Ownership Guidelines.” Such ownership interest reduces the incentive for the Company’s executive officers to engage in actions designed to achieve only short-term results.

Consideration of Stockholder Advisory Vote on Executive Compensation
In determining and approving the compensation of our NEOs, the Compensation Committee monitors the results of the Company’s annual advisory vote on executive compensation. The Company’s stockholders approved our executive compensation program at our last annual meeting (106,777,980 votes for approval, 14,125,946 votes against, 42,832 abstentions and 2,545,553 broker non-votes). Although this vote is non-binding, the Compensation Committee viewed this endorsement of our executive compensation decisions and policies as an additional factor supporting the Compensation Committee’s conclusion that our existing approach to executive compensation has been successful for the Company.
At our 2023 annual meeting, the Company’s stockholders also voted that the advisory vote on executive compensation should be held once every year, consistent with past practice. Consistent with that vote, the Board of Directors resolved to hold an advisory vote on executive compensation once every year in connection with the Company’s annual meeting of stockholders.
Stock Ownership Guidelines
In 2015, the Board of Directors approved a policy, by which the Company requires its NEOs to own a number of shares of the Company’s common stock having a value equal to a multiple of their base salary as follows:
Multiple of Base Salary
Executive Chairman	3.0x
Chief Executive Officer	3.0x
All Other Named Executive Officers	1.5x

These guidelines represent minimum guidelines; ownership of the Company’s stock beyond these levels is encouraged. The required share ownership is re-calculated annually on December 31. Any newly appointed NEO will have three years from the date of appointment to his or her position to comply with these guidelines. Any NEO for whom the guidelines change, whether due to a change in position or otherwise, will have three years from the date of such change to comply with the new guidelines for such NEO.
In determining satisfaction of the required ownership guidelines, the calculation includes stock held directly by the NEO, or owned either jointly with, or separately by, his or her immediate family members residing in the same household, shares held in trust for the benefit of the NEO, or his or her immediate family members and all restricted stock with time-based vesting, whether vested or unvested. Stock ownership does not include stock options, stock appreciation rights or the non-vested portion of any performance-based restricted stock.
These guidelines may be waived at any time at the discretion of the Company’s Nominating Committee if compliance would create severe hardship or prevent an executive from complying with a court order. It is expected and it has historically been the case, that these instances will be rare.
As of December 31, 2024, all of the NEOs satisfied the stock ownership guidelines applicable to them.
The Company believes that these guidelines ensure that NEOs hold a sufficient amount of the Company’s common stock to further strengthen the long-term link between the results achieved for the Company’s stockholders and the compensation provided to the NEOs. Further details of the Company’s stock ownership requirements are set forth in the Company’s Stock Ownership Guidelines, which can be found on the Company’s website at www.selectmedicalholdings.com.
Regardless of whether the applicable minimum ownership requirement has been met, each executive officer is prohibited from selling, assigning or otherwise transferring any shares received upon the exercise of any stock option or vesting of a time-based or performance-based restricted stock award for a one-year period beginning on the date the underlying stock option is exercised or the time-based or performance-based restricted stock award vests, in each case net of those shares required to pay the exercise price and any taxes due upon exercise or vesting.
Anti-Hedging Policy
In 2015, the Board of Directors adopted a policy to prohibit all employees, including the NEOs, and directors of the Company from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s securities, including, but not limited to, any prepaid forward contracts, options, puts, calls, equity swaps, collars, other derivative instruments or any other similar type of financial transaction entered into for such purpose. Further details of the Company’s anti-hedging policy, as well as other policies that govern participation by the Company’s employees and directors in securities transactions, are set forth in the Company’s Amended and Restated Trading Policy, which can be found on the Company’s website at www.selectmedicalholdings.com.
Compensation Recoupment Policies
The Company has in place two compensation recoupment policies. In 2015, the Board of Directors, in order to further align management’s interests with the interests of stockholders and to support good governance practices, adopted a compensation recoupment policy (the “General Recoupment Policy”) that allows the Company to recoup, and requires any participant in any incentive-based compensation plan of the Company to repay, all or any portion of any award paid to the participant that may be required to be recouped under federal or state laws, Company policies or listing requirements of any applicable securities exchange. In addition, the General Recoupment Policy provides that, in the event of a material restatement of the Company’s financial results, the Board of Directors may review the circumstances that caused the restatement and consider issues of accountability for those who bore responsibility for the events leading to such restatement, including whether anyone responsible for such events engaged in misconduct. Depending on the outcome of that review, appropriate action at the discretion of the Board of Directors could include actions such as termination, reducing compensation for the year the restatement was made, seeking repayment of any bonus received for the period restated or any gains realized as a result of exercising an option awarded for the period restated or canceling any equity compensation awarded for the period restated (whether time or performance based). Further details of the General Recoupment Policy are set forth in the Company’s Amended and Restated Corporate Governance Guidelines, which can be found on the Company’s website at www.selectmedicalholdings.com.
The Board of Directors approved amendments to the Company’s Amended and Restated Executive Bonus Plan, equity incentive plans, and forms of restricted stock award agreement to further clarify that award recipients are subject to compensation recoupment in accordance with the General Recoupment Policy described above.
In compliance with updated NYSE listing standards, the Board of Directors approved a new compensation recovery policy, effective as of October 2, 2023, for incentive-based compensation paid or awarded on or after October 2, 2023 (the “Rule 10D-1 Compensation Recovery Policy”), which applies in addition to any other rights of recovery, including under the General Recoupment Policy. Under the Rule 10D-1 Compensation Recovery Policy, the Company will promptly recover from certain current or former executive officers, including the NEOs, the amount of any erroneously awarded cash- or equity-based compensation paid on the basis of the achievement of financial performance measures in the event of an accounting restatement. A copy of the Rule 10D-1 Compensation Recovery Policy is included as Exhibit 97 of the Company’s Annual Report on Form 10-K filed on February 22, 2024 (Reg. No. 001-34465).
Prohibition of Out of the Money Stock Option or Stock Appreciation Right Buy-Outs
In 2015, the Board of Directors approved amendments to the Company’s equity incentive plans to clarify the Company’s existing policy that prohibited the purchase of out of the money stock options or stock appreciation rights for cash or the cancelling of out of the money stock options or stock appreciation rights in exchange for new awards or the lowering of the exercise price of out of the money stock options or stock appreciation rights without the prior approval of the Company’s stockholders.
Elements of Compensation
Executive compensation for any Company fiscal year generally consists of a combination of the following elements, each of which is discussed in further detail in the sections that follow:
•
Base Salary;

•
Annual Performance-Based Bonuses;

•
Equity Compensation;

•
Perquisites and Personal Benefits; and

•
General Benefits.

In addition to the compensation components listed above, each of the NEOs is party to either an employment agreement or a change in control agreement with Select that provides for post-employment severance payments and benefits in the event of employment termination under certain circumstances.
In determining the different elements of compensation to provide to the NEOs in any given year, the Compensation Committee does not adhere to a specific allocation between short-term and long-term compensation, or between cash and non-cash compensation. Instead, the Compensation Committee determines the elements of NEO compensation for any given year in a manner designed to further its goals of rewarding strong financial performance, providing overall compensation opportunities that are sufficient to attract and retain highly skilled NEOs and ensuring that our NEOs’ interests are aligned with those of our stockholders. This may result in the NEOs receiving all cash compensation in some years (through base salary and annual performance-based bonuses) and a combination of cash and equity compensation in other years (through base salary, annual performance-based bonuses and long-term equity awards).
Base Salary
Base salaries are provided to the NEOs to compensate them for services rendered during the year. Consistent with the Company’s philosophy of placing increasing emphasis on performance-based compensation, the Compensation Committee sets the base salaries for the NEOs at levels which it believes are competitive for the healthcare industry when combined with the Company’s incentive programs. The Compensation Committee periodically reviews base salaries for the NEOs. Mr. Malatesta’s base annual salary was increased to $585,000 from $535,343 and effective January 1, 2024. Mr. Mullin’s base annual salary was increased to $618,000 from $561,000 and effective January 1, 2024. There were no other changes in the annual base salaries of the NEOs during the 2024 fiscal year.
2024 Named Executive Officer Annual Bonuses
Annual bonuses are included as part of the executive compensation program because the Compensation Committee believes that a significant portion of each NEO’s compensation should be contingent on the Company’s financial performance. Accordingly, the Company has historically maintained a bonus plan under which NEOs are eligible to receive annual bonuses based upon the achievement of specific pre-determined performance measures.
For the 2024 fiscal year, each of the NEOs participated in the Amended and Restated Executive Bonus Plan, which was last approved by the Company’s stockholders at the 2013 Annual Meeting. The Compensation Committee also retains discretion to grant bonus compensation to the NEOs and other employees of the Company and its subsidiaries outside of the Amended and Restated Executive Bonus Plan.
Under the terms of the Amended and Restated Executive Bonus Plan, eligible employees, including the NEOs, may earn bonus compensation based on the achievement of pre-determined performance goals, such as earnings per share, return on equity, return on assets, sales, stock price and operating income. In connection with establishing the performance goals for each performance period, the Compensation Committee will determine the amount of bonus compensation that may be paid to participants upon the achievement of the relevant performance goals. In addition, the Compensation Committee may decrease each participant’s bonus award under the Amended and Restated Executive Bonus Plan in its sole discretion. In the event that a participant earns a bonus under the Amended and Restated Executive Bonus Plan, such bonus will be paid either in cash or in shares of restricted stock under the Company’s equity compensation plans.
Consistent with prior years, NEO bonuses for the 2024 fiscal year were based on the Company’s achievement of specified levels of earnings per share and return on equity. The Compensation Committee selected earnings per share and return on equity as the performance measures for 2024 bonuses because the Compensation Committee believes that each of these metrics is directly related to the creation of stockholder value. For 2024, the Compensation Committee established target and maximum earnings per share levels of $1.88 and $2.07, respectively, and established target and maximum return on equity levels of 16.40% and 17.22%, respectively.
At its November 1, 2023, meeting, the Compensation Committee established a performance matrix to calculate NEO bonuses for the 2024 fiscal year. The 2024 performance matrix used to calculate 2024 NEO participant bonuses is set forth below:
Earnings Per Share	Return on Equity
	16.07%	16.24%	16.40%	16.56%	16.73%	16.89%	17.06%	17.22%
$1.82	50%	60%	70%	80%	90%	100%	110%	120%
$1.84	60%	70%	80%	90%	100%	110%	120%	130%
$1.86	70%	80%	90%	100%	110%	120%	130%	140%
$1.88	80%	90%	100%	110%	120%	130%	140%	150%
$1.90	90%	100%	110%	120%	130%	140%	150%	160%
$1.92	100%	110%	120%	130%	140%	150%	160%	170%
$1.94	110%	120%	130%	140%	150%	160%	170%	180%
$1.96	120%	130%	140%	150%	160%	170%	180%	190%
$1.97	130%	140%	150%	160%	170%	180%	190%	200%
$1.99	140%	150%	160%	170%	180%	190%	200%	210%

Earnings Per Share	Return on Equity
	16.07%	16.24%	16.40%	16.56%	16.73%	16.89%	17.06%	17.22%
$2.01	150%	160%	170%	180%	190%	200%	210%	220%
$2.03	160%	170%	180%	190%	200%	210%	220%	230%
$2.05	170%	180%	190%	200%	210%	220%	230%	240%
$2.07	180%	190%	200%	210%	220%	230%	240%	250%
Pursuant to this performance matrix, if both threshold earnings per share ($1.82) and threshold return on equity (16.07%) were not achieved, then no NEO participant would receive a bonus for the 2024 fiscal year. If, however, the threshold level of performance was achieved for both earnings per share and return on equity, then the NEO participants would receive a bonus equal to the percentage of their target bonus that corresponds with the Company’s actual earnings per share and return on equity, as set forth on the performance matrix. For example, if earnings per share was $1.92 and return on equity was 16.40%, then each NEO participant would receive a bonus equal to 120% of his target bonus. Targets under the Amended and Restated Executive Bonus Plan were set by the Compensation Committee based on the Company’s financial performance budget for 2024 approved by the Board of Directors.
For 2024, the target and maximum bonus opportunities for each of the NEO participants is set forth in the table below (expressed as a percentage of the NEOs’ rate of base salary in effect on December 31, 2024).
Named Executive Officer	Target Bonus	Maximum Bonus
David S. Chernow	100%	250.0%
Robert A. Ortenzio	100%	250.0%
Michael F. Malatesta	80%	200.0%
Martin F. Jackson	80%	200.0%
Thomas P. Mullin	80%	200.0%
In determining the level of the Company’s performance for purposes of awarding the 2024 bonuses to the NEO participants, the Compensation Committee, as required by the terms of the Amended and Restated Executive Bonus Plan, calculated the Company’s return on equity and earnings per share. The pro forma budgeted performance of Concentra from November 26, 2024 through December 31, 2024 was included in this determination even though the Company completed the spin-off of Concentra on November 25, 2024, because the performance measures for the 2024 bonuses were established assuming a full year of Concentra’s earnings per share and return on equity in the target and maximum levels. Accordingly, for 2024, after adjusting to exclude (1) losses related to early extinguishment of debt, net of taxes, (2) expenses related to the spin-off of Concentra, net of taxes, and (3) the net equity impact of the separation and spin-off of Concentra (reflecting Concentra’s initial public offering in the third quarter of 2024, partially offset by the spin-off of Concentra in the fourth quarter of 2024), the Company achieved adjusted earnings per share of $2.28 and the Company’s return on equity was 19.1%. This resulted in 2024 bonuses equaling 250% of target for each NEO participant. Based on such performance, Messrs. Chernow, Robert A. Ortenzio, Malatesta, Jackson, and Mullin earned bonuses of $2,487,500, $2,487,500, $1,170,000, $1,400,000, and $1,236,000, respectively, as set forth in the “non-equity incentive plan compensation” column of the Summary Compensation Table.
Equity Compensation
2024 Annual Awards.   At the 2020 Annual Meeting, the Company’s stockholders approved the Select Medical Holdings Corporation 2020 Equity Incentive Plan (as amended from time to time, the “2020 Equity Plan”), which the Company currently maintains. The 2020 Equity Plan was established to provide certain employees, consultants and directors of the Company and its subsidiaries (including the NEOs) with incentives to help align those individuals’ interests with the interests of the Company’s stockholders. Awards under the 2020 Equity Plan may be in the form of restricted stock, restricted stock units, non-qualified stock options, incentive stock options, stock appreciation rights, performance stock, performance stock units and other stock-based rights. The 2020 Equity Plan was amended in 2024 to add a one-year minimum vesting period to awards granted under the 2020 Equity Plan with certain limited exceptions.
The Company previously maintained the Select Medical Holdings Corporation 2016 Equity Incentive Plan (“2016 Equity Plan”). Following the approval of the 2020 Equity Plan, the Company terminated the 2016 Equity Plan with respect to the grant of new awards.
On April 30, 2024, the Compensation Committee awarded each NEO restricted shares of common stock under the 2020 Equity Plan. The number of restricted shares awarded to each NEO is set forth in the table below. For all NEOs except for Messrs. Malatesta and Mullin, such shares will vest in equal installments on each of the first three anniversaries of the date of grant beginning on April 30, 2025, subject to the NEO’s continued employment on such date. For Messrs. Malatesta and Mullin, such shares will cliff vest in full on the third anniversary of the date of grant, subject to the NEO’s continued employment on such date. Pro-rata vesting is provided in the event that a NEO’s employment is terminated prior to the scheduled vesting dates due to death, disability or following a change in control.
Name of Executive	Shares of Restricted Stock Granted
David S. Chernow	230,000
Robert A. Ortenzio	230,000
Michael F. Malatesta	75,000
Martin F. Jackson	138,000
Thomas P. Mullin	100,000
In making such restricted stock grants, the Compensation Committee believed that the annual long-term equity award opportunities for Messrs. Chernow, Ortenzio, Malatesta, Jackson and Mullin were in line with the annual long-term equity award opportunities for their counterparts at comparable companies. Based on the foregoing, the Compensation Committee concluded that restricted stock awards for such NEOs were appropriate to ensure that they are adequately incentivized and that their long-term interests are properly aligned with those of our stockholders. In issuing these awards, the Board determined that time-based vesting was most appropriate as opposed to performance-based vesting due to the fact that the Company’s financial performance in any given year is heavily dependent upon the constantly changing and complex regulatory environment in which the Company operates, including changes in Medicare payment rates and formulae. In addition, a significant portion of each NEO’s compensation is contingent on the Company’s financial performance, including earnings per share and return on equity milestones, pursuant to the Amended and Restated Executive Bonus Plan, as described above under the section titled “2024 Named Executive Officer Annual Bonuses.” The Company’s past use of stock options created disincentives when such options became worth little or nothing based on events beyond on the control of executives such as reductions in Medicare revenue. Based on past experience, for these reasons, in the context of equity-based compensation, the Compensation Committee views time-based vesting as creating the most appropriate incentives to cause the NEOs to manage the business in a way that will promote the long-term success of the Company.
Effect of Concentra Distribution.   In connection with the Company’s spin-off of Concentra, employees of the Company (including the NEOs) holding any unvested restricted shares of Company common stock on November 5, 2024 received accelerated vesting with respect to one-third of their unvested awards, applied ratably to each unvested tranche of such awards. This accelerated vesting was approved by the Human Capital and Compensation Committee of the Company in advance of the distribution as a part of the planning intended to ensure the tax-free nature of the distribution of Concentra common stock in respect of the Company’s vested stock. In connection with the distribution of Concentra common stock on November 25, 2024, holders of unvested restricted shares of the Company’s common stock including the NEOs received 0.806971 shares of Concentra common stock for each share of Company common stock subject to the award, received free and clear of any restrictions applicable to the underlying shares of Company common stock.

Perquisites and Other Personal Benefits
The Company provides NEOs with perquisites and other personal benefits that it and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain highly skilled NEOs. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.
Use of Company Aircraft.   The primary perquisite and personal benefit the NEOs are currently provided is the personal use of the Company’s aircraft at the Company’s expense. Mr. Ortenzio is entitled to use the Company’s aircraft for personal reasons and can be accompanied by friends and family members. Mr. Ortenzio must recognize taxable compensation for the value of the personal use of the Company’s aircraft by himself and his friends and family members. Messrs. Chernow, Jackson, Malatesta and Mullin can use the Company’s aircraft in connection with a personal emergency or bereavement matter with the prior approval of Mr. Ortenzio. Mr. Chernow can use the Company’s aircraft for travel between his personal residence and the Company’s headquarters and may use the Company’s aircraft on Company business trips without limitation. Mr. Chernow may be accompanied by his family members for such travel. Mr. Chernow must recognize taxable compensation for the value of the personal use of the Company’s aircraft by himself and, when applicable, his family members. In addition, Mr. Ortenzio has discretion to determine when other executives may use the aircraft for personal trips, provided that such executives recognize taxable compensation for the value of the personal use of the Company’s aircraft when so approved.
Physical Examination.   The Company offers full reimbursement for the costs associated with an annual comprehensive physical exam for the NEOs, including travel and accommodations, so that a NEO who makes use of the Company’s physical exam benefit can be evaluated and receive diagnostic and preventive medical care.
Taxes.   As described below under the heading “Potential Payments Upon Termination or Change in Control,” each NEO, except for Messrs. Malatesta and Mullin, is entitled to a tax gross-up payment in the event that any change in control payments which they are entitled to receive constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). The Company believes that this benefit is appropriate to ensure that, in the event of a potential change in control, the NEOs are focused on closing the change in control transaction and maximizing stockholder value. The Board of Directors has adopted a policy that prohibits the Company from including excise tax gross-up payments in connection with a change of control in future agreements that do not already contain such excise tax gross-up payments, and therefore, neither Mr. Malatesta’s nor Mr. Mullin’s change in control agreement includes this benefit.
Attributed costs of the perquisites and personal benefits described above for the NEOs for the fiscal year ended December 31, 2024, are included in the “Summary Compensation Table,” below.
General Benefits
The NEOs are also eligible to participate in the Company’s broad-based employee benefit plans, including group health and dental plans, short term and long term disability plans, life insurance plan (at an amount equal to 100% of base salary) and the Company’s 401(k) plan on the same terms and conditions as those plans are available to the Company’s employees generally.
Employment Agreements
It is the Company’s general philosophy that all of the Company’s employees should be “at will” employees, thereby allowing both the Company and the employee to terminate the employment relationship at any time and without restriction or financial obligation. However, in certain cases, the Company has determined that, as a retention device and a means to obtain non-compete arrangements, employment agreements and change in control agreements are appropriate.
Mr. Chernow entered into an employment agreement with Select on September 13, 2010. Mr. Chernow’s employment agreement provides for a three-year term which is automatically extended for successive one-year periods beginning on the third anniversary of the effective date of the employment agreement. Either Select or Mr. Chernow may elect to not extend the term of the employment agreement by providing advance written notice of non-renewal to the other party. Mr. Chernow’s employment agreement also prohibits him from, during employment and for the two-year period thereafter, (i) participating in any business that competes with Select or any of its affiliates within a 50 mile radius of any of Select’s or its affiliates’ facilities or the facilities of any customer in which or to whom Mr. Chernow provided services during the twelve-month period prior to his termination, and (ii) soliciting any of Select’s or its affiliates’ employees, clients or customers.
Mr. Ortenzio entered into an employment agreement with Select on March 1, 2000. Mr. Ortenzio’s employment agreement provides for a three-year term which is automatically extended for an additional year on each anniversary of the effective date of the employment agreement, thereby causing the agreement to have a three-year term as of each anniversary of the effective date. Either Select or Mr. Ortenzio may elect to not extend the term of the employment agreement by providing advance written notice of non-renewal to the other party. Mr. Ortenzio’s employment agreement also prohibits him from (i) participating in any business that competes with Select or any of its affiliates within a 25 mile radius of any of Select’s or its affiliates’ hospitals or outpatient rehabilitation clinics during employment and for two years thereafter, and (ii) soliciting any of Select’s employees for one year after the termination of his employment.
The employment agreements for Messrs. Ortenzio and Chernow also provide for certain severance benefits in the event of a termination of employment, as described below under the section titled “Potential Payments upon Termination or Change in Control.”
Messrs. Malatesta, Jackson and Mullin are employees at-will, and accordingly, elements of their annual compensation are subject to review and adjustment by the Compensation Committee. However, Messrs. Malatesta, Jackson and Mullin are parties to change in control agreements with Select that provide for severance upon their termination of employment in connection with a change in control, as described below in the section titled “Potential Payments upon Termination or Change in Control.”
The terms of each of these agreements, including the severance benefits that may be payable under these agreements, are described below more fully in the section titled “Potential Payments upon Termination or Change in Control.”
Tax and Accounting Considerations
The Company considers tax and accounting implications in determining all elements of its compensation programs. Section 162(m) of the Code generally denies a deduction to any publicly held corporation for compensation exceeding $1,000,000 paid in a taxable year to the Chief Executive Officer, the Chief Financial Officer, or any one of the next three most highly compensated officers (other than the Chief Executive Officer and the Chief Financial Officer) serving in such capacity at any time during the taxable year, or any other individual who was a “covered employee” (within the meaning of Section 162(m) of the Code then in effect) for any taxable year beginning after December 31, 2016. The Compensation Committee considers the impact of this cap on deductibility on the compensation that it intends to award, and may structure compensation such that it is not deductible if it determines that doing so is appropriate and consistent with the Company’s executive compensation program. When establishing executive compensation, the Compensation Committee considers the effect of various forms of compensation on the Company’s financial results. In particular, the Compensation Committee considers the potential impact, on current and future financial results, of all equity compensation that it approves.
Payments to Executive Chairman and Chief Executive Officer
The Compensation Committee awarded our Executive Chairman, Mr. Ortenzio, and our Chief Executive Officer, Mr. Chernow, with the same level of base salary, annual bonus and equity compensation in 2024. The Compensation Committee believes that this level of overall compensation and mix of compensation elements for each properly reflects the very valuable, yet very different roles that each of Mr. Ortenzio and Mr. Chernow play for the Company, and is consistent with the Company’s overall compensation philosophy. Mr. Ortenzio’s deep history with the Company allows him to effectively lead the Company’s interactions with the public, including with investors and analysts, as well as leading the Company’s regulatory and government relations efforts and the navigation of a very difficult Medicare reimbursement environment over a long period of time. Mr. Chernow’s focus is on operations and development as he effectively serves as the face of the Company with employees with a focus on conveying the Company’s culture and values. His role has allowed him to effectively lead the Company’s joint venture and development efforts for many years and has resulted in the Company’s significant growth. Accordingly, the Compensation Committee believes that each of Mr. Ortenzio’s and Mr. Chernow’s compensation mix and level is appropriate for purposes of retention and aligning their interests with those of our stockholders.
Summary Compensation Table
This Summary Compensation Table summarizes the total compensation earned by each NEO for each of the 2024, 2023 and 2022 fiscal years.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David S. Chernow Chief Executive Officer (Principal Executive Officer)	2024	995,000		6,525,100	2,487,500	304,133	10,311,733
	2023	995,000		7,480,000	1,890,500	340,765	10,706,265
	2022	995,000		7,427,500	—	357,979	8,780,479
Robert A. Ortenzio Executive Chairman and Co-Founder	2024	995,000		6,525,100	2,487,500	335,519	10,343,119
	2023	995,000		7,480,000	1,890,500	406,292	10,771,792
	2022	995,000		7,427,500	—	415,825	8,838,325
Michael F. Malatesta Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2024	583,090		2,127,750	1,170,000	71,857	3,952,697
	2023	534,363	377,979	564,000	—	49,902	1,526,244
Martin F. Jackson Senior Executive Vice President of Strategic Finance and Operations	2024	700,000		3,915,060	1,400,000	184,695	6,199,755
	2023	700,000		4,488,000	1,064,000	216,839	6,468,839
	2022	700,000		4,456,500	—	218,891	5,375,391
Thomas P. Mullin Co-President	2024	615,808		2,837,000	1,236,000	153,330	4,842,138
All Other Compensation
Named Executive Officer	Year	401(k) Matching Contributions ($)	Personal Use of Aircraft ($)	Dividends Paid on Unvested Shares of Restricted Stock ($)	Physical ($)	Total ($)
David S. Chernow	2024	5,175	11,393	282,916	4,649	304,133
Robert A. Ortenzio	2024	5,175	41,677	282,916	5,751	335,519
Michael F. Malatesta	2024	4,982	—	66,875	—	71,857
Martin F. Jackson	2024	5,175	—	169,750	9,770	184,695
Thomas P. Mullin	2024	4,335	8,964	130,208	9,823	153,330

(1)
The amount reported in this column for 2023 represents the discretionary bonus earned by Mr. Malatesta in respect of the 2023 fiscal year.

(2)
The dollar amounts reported in this column represent the grant date fair value calculated according to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) of restricted stock awards granted in the applicable fiscal year. See Note 17 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating value pursuant to ASC 718.

(3)
The amounts reported in this column for 2024 represent the bonuses earned by each NEO in respect of the 2024 fiscal year, as described above in the section titled “2024 Named Executive Officer Annual Bonuses.” The amounts reported in this column for 2023 represent the bonuses earned by each NEO in respect of the 2023 fiscal year, and the amounts reported in this column for 2022 represent the bonuses earned by each NEO in respect of the 2022 fiscal year. All such bonuses were paid under the Amended and Restated Executive Bonus Plan following the fiscal year to which they relate, except for Mr. Malatesta’s 2023 bonus, which was received outside of the Amended and Restated Executive Bonus Plan.

(4)
The items reported in this column for 2024 are described in the “All Other Compensation” table above.

Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)(2)	Target ($)	Maximum ($)
David S. Chernow	—	497,500	995,000	2,487,500	—	—
	04/30/2024	—	—	—	230,000	6,525,100
Robert A. Ortenzio	—	497,500	995,000	2,487,500	—	—
	04/30/2024	—	—	—	230,000	6,525,100
Michael F. Malatesta	—	234,000	468,000	1,170,000	—	—
	04/30/2024	—	—	—	75,000	2,127,750
Martin F. Jackson	—	280,000	560,000	1,400,000	—	—
	04/30/2024	—	—	—	138,000	3,915,060
Thomas P. Mullin	—	247,200	494,400	1,236,000
	04/30/2024	—	—	—	100,000	2,837,000

(1)
Amounts reported in these columns represent the threshold, target and maximum bonus opportunities for the NEOs with respect to the 2024 fiscal year. The actual bonuses earned by the NEOs in respect of the 2024 fiscal year are described above in the Section titled “2024 Named Executive Officer Performance-Based Bonuses.”

(2)
The amounts reported in this column represent the threshold bonus opportunity for the NEOs if both threshold earnings per share ($1.82) and threshold return on equity (16.07%) were achieved.

(3)
The amounts reported in this column represent the restricted stock awards granted to the NEOs under the 2020 Equity Plan on April 30, 2024, as described above in the Section titled “Equity Compensation.”

(4)
The amounts reported in this column represent the grant date value of the restricted stock awards granted to the NEOs under the 2020 Equity Plan on April 30, 2024. The grant date value of restricted stock awards equals the number of shares granted to the NEO, multiplied by the closing price of our common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year End
		Stock Awards(1)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(11)
David S. Chernow	04/30/2024	153,333(2)	2,890,327
	08/01/2023	111,111(3)	2,094,442
	08/01/2022	55,555(4)	1,047,212
Robert A. Ortenzio	04/30/2024	153,333(2)	2,890,327
	08/01/2023	111,111(3)	2,094,442
	08/01/2022	55,555(4)	1,047,212
Michael F. Malatesta	04/30/2024	50,000(5)	942,500
	11/01/2023	16,667(6)	314,173
	11/01/2022	16,667(7)	314,173
	11/01/2021	16,667(8)	314,173
Martin F. Jackson	04/30/2024	92,000(2)	1,734,200
	08/01/2023	66,667(3)	1,256,673
	08/01/2022	33,333(4)	628,327
Thomas P. Mullin	04/30/2024	66,667(5)	1,256,673
	08/01/2023	50,000(9)	942,500
	08/01/2022	50,000(10)	942,500

(1)
All stock awards were issued under the 2020 Equity Plan.

(2)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest in full in equal installments on each of the first three anniversaries of the date of grant beginning on April 30, 2025. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(3)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest in full in equal installments on each of the first three anniversaries of the date of grant beginning on August 1, 2024. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(4)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest in full in equal installments on each of the first three anniversaries of the date of grant beginning on August 1, 2023. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(5)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest on April 30, 2027. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(6)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest on November 1, 2027. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(7)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest on November 1, 2026. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(8)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest on November 1, 2025. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(9)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest on August 1, 2025. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(10)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest on November 1, 2025. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(11)
Represents the value of unvested shares of restricted stock as of December 31, 2024, based on the closing price of our common stock on December 31, 2024 ($18.85 per share).

Option Exercises and Stock Vested
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
David S. Chernow	526,667	19,319,611
Robert A. Ortenzio	526,667	19,319,611
Michael F. Malatesta	69,999	2,495,263
Martin F. Jackson	316,000	11,591,760
Thomas P. Mullin	183,333	6,457,821

(1)
This column represents, with respect to Messrs. Chernow, Robert A. Ortenzio, Jackson and Mullin, the number of shares of restricted stock granted to him on August 3, 2021, which vested on August 3, 2024, the restricted stock granted on August 1, 2022, a portion of which vested on August 1, 2024, and the restricted stock granted on August 1, 2023, which vested in full on August 1, 2024. With respect to Messrs. Malatesta and Mullin, the column represents the number of shares of restricted stock granted to him on October 27, 2020, which vested in full on October 27, 2024. Amounts in this column include the number of shares of restricted stock for which vesting was accelerated on November 5, 2024, as described above in the section titled “Effect of Concentra Distribution”.

(2)
This column represents the product of (x) the number of vested shares, multiplied by (y) the closing market price on the date of each vesting. The market prices of our common stock were $39.18 per share, $34.18 per share, $31.74 per share and $37.21 per share, for the vesting dates of August 1, 2024, August 3, 2024, October 27, 2024, and November 5, 2024, respectively.

Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Company did not grant awards of stock options, stock appreciation rights or similar option-like instruments during the 2024 fiscal year. Accordingly, there is nothing to report under Item 402(x) of Regulation S-K.

Potential Payments upon Termination or Change in Control
Each of our NEOs may be entitled to certain payments upon termination of employment or a change in control, as described below.
Termination of Employment Not in Connection with a Change in Control
Pursuant to the employment agreement between Select and Mr. Ortenzio, upon a termination of employment by Select without cause (other than due to death or disability) or by Mr. Ortenzio for good reason, and except with respect to certain terminations in connection with a change in control (as described below), Mr. Ortenzio is entitled to receive (i) immediate vesting of any unvested stock options outstanding prior to such termination of employment, (ii) a pro-rated bonus for the year of termination (based on actual performance if performance goals have been established for such year) and (iii) an amount equal to the base salary he would have received over the remainder of the employment term had no such termination occurred, with such amount to be paid in installments for the remainder of the term of Mr. Ortenzio’s employment agreement, beginning on the six-month anniversary of such termination of employment. As a condition to receiving such payments, Mr. Ortenzio must execute a release of claims.
Mr. Ortenzio’s employment agreement also entitles him to receive salary continuation through insurance in the event of a termination of employment by reason of disability. Such salary continuation is at the rate of 50% of base salary for Mr. Ortenzio. In addition, such salary continuation is payable for a period of up to ten years, subject to earlier termination if the executive becomes physically able to resume employment in an occupation consistent with his education, training and experience.
Pursuant to the employment agreement between Select and Mr. Chernow, upon his termination by Select without cause (other than by reason of death or disability or in connection with a change in control), Mr. Chernow is entitled to receive twelve months of continued base salary, with such payments to begin on the Company’s first payroll date of the seventh month following the date of such termination (provided that such first payment will include an amount equal to Mr. Chernow’s base salary for the period from the date of such termination to the first regular payroll date of the seventh month following such termination). As a condition to receiving such payments, Mr. Chernow must execute a release of claims.
Pursuant to the restricted stock awards granted to Messrs. Chernow, Ortenzio, Jackson and Mullin on each of April 30, 2024, August 1, 2023 and August 1, 2022, a pro-rata portion of the awards will vest in the event of a termination of employment prior to the vesting date of the award as a result of death or disability. Pursuant to the restricted stock awards granted to Mr. Malatesta on each of April 30, 2024, November 1, 2023, November 1, 2022, and November 1, 2021, a pro-rata portion of the awards will vest in the event of a termination of employment prior to the vesting date of the award as a result of death or disability.
For purposes of the employment agreements, “cause” is generally defined as (i) the willful and continued failure of the executive to substantially perform his duties, (ii) the engaging by the executive in willful or reckless misconduct which is demonstrably and materially injurious to Select, or (iii) the conviction of the executive of a felony involving moral turpitude. In addition, “good reason” is generally defined as (i) the assignment to the executive of any duties inconsistent in any material respect with his position, authority, duties or responsibilities, or any other action by Select which results in a material diminution or material adverse change in such position, status, authority, duties or responsibilities, (ii) any failure by Select to comply with its duties to provide the executive with compensation and benefits, (iii) a requirement that the executive be based at any office or location other than Mechanicsburg, Pennsylvania or within 25 miles of such location or (iv) any failure by Select to cause its successor to assume its obligations under the employment agreement.
Set forth in the table below are the amounts that would be payable to each of the NEOs upon termination of employment without cause, for good reason or due to death or disability, and not in connection with a change in control, assuming that such termination occurred on December 31, 2024.

	Without Cause			For Good Reason			Disability		Death
Name	Base Salary ($)	Pro-Rata Bonus ($)(1)	Equity Vesting Value ($)	Base Salary ($)	Pro-Rata Bonus ($)(1)	Equity Vesting Value ($)	Base Salary ($)(2)	Equity Vesting Value ($)(3)	Equity Vesting Value ($)(3)
David S. Chernow	995,000	—	—	995,000	—	—	—	3,266,328	3,266,328
Robert A. Ortenzio	3,150,833	2,487,500	—	3,150,833	2,487,500	—	4,975,000	3,266,328	3,266,328
Michael F. Malatesta	—	—	—	—	—	—	—	721,182	721,182
Martin F. Jackson	—	—	—	—	—	—	—	1,959,797	1,959,797
Thomas P. Mullin	—	—	—	—	—	—	—	1,485,946	1,485,946

(1)
Because the amounts set forth in the table above assume a termination of employment on December 31, 2024, the amounts reported in this column reflect each such NEO’s full bonus for the 2024 fiscal year.

(2)
The amount reported in this column represents the applicable amount of disability insurance benefits payable over the ten-year period following the date of termination of employment for disability, subject to termination if the NEO becomes physically able to resume employment.

(3)
With respect to Messrs. Chernow, Ortenzio, Malatesta, Jackson and Mullin, represents the value of 319,999, 319,999, 100,001, 192,000 and 166,667 shares of restricted stock, respectively, vesting on December 31, 2024, based on the closing price of our common stock on December 31, 2024 ($18.85 per share). The number of shares of restricted stock vesting on such date is determined, with respect to each applicable outstanding award, by multiplying the number of shares of restricted stock granted to each such NEO under such award by the ratio of (x) the number of days that elapsed from the grant date through December 31, 2024 and (y) the total number of days in the vesting period.

Change in Control
Mr. Chernow’s employment agreement provides for change in control severance benefits if (i) within the one-year period immediately following a change in control, (1) Mr. Chernow’s employment is terminated by Select without cause and other than for death or disability, (2) Mr. Chernow terminates his employment with Select for good reason, or (3) Mr. Chernow terminates his employment because Select reduces Mr. Chernow’s compensation from that in effect immediately prior to the change in control, or (ii) within the six-month period immediately preceding a change in control, Mr. Chernow’s employment is terminated by Select other than for cause, death or disability and he reasonably demonstrates that his termination was at the request of a third party who took steps to effect the change in control. In the event of a termination of employment described in clause (i), Mr. Chernow is entitled to receive (1) a lump-sum cash payment equal to his base salary plus bonus for the previous three completed calendar years and (2) immediate vesting of all unvested stock options that were outstanding prior to such termination. In the event of a termination described in clause (ii), Mr. Chernow is entitled to receive an amount equal to his base salary plus bonus for the previous three completed calendar years, with such amount to be paid in equal installments on each of the Company’s regular payroll dates over the twelve (12) month period following such termination; provided that the commencement of such payments shall be delayed until the first payroll date of the seventh month following such termination; provided further that the first payment made shall include the payments that otherwise would be made had the delay described in the preceding clause not been imposed.
Mr. Ortenzio’s employment agreement provides for change in control severance benefits if (i) within the one-year period immediately following a change in control, Mr. Ortenzio’s employment is terminated by Select without cause or Mr. Ortenzio terminates his employment for any reason, or (ii) within the six-month period immediately preceding a change in control, Mr. Ortenzio’s employment is terminated without cause and Mr. Ortenzio reasonably demonstrates that his termination was at the request of a third party who took steps to effect the change in control. In the event of such a termination of employment, Mr. Ortenzio is entitled to receive (i) a pro-rated bonus for the year of termination (based on actual performance if performance goals have been established for such year), an amount equal to his base salary and bonus for the previous three completed calendar years, with such amount to be paid in installments for the remainder of the term of Mr. Ortenzio’s employment agreement (provided that the first payment shall be made on the first regular payroll date of the seventh month following such termination and shall include the installments that would have otherwise been made during such period), and (iii) immediate vesting of all unvested stock options that were outstanding prior to such termination (with such vesting to occur immediately prior to such change in control).
Select has entered into change in control agreements with Messrs. Malatesta, Jackson and Mullin. These agreements provide that if (i) within a five-year period immediately following a change in control, (A) Select terminates the executive without cause, the executive terminates his employment because Select reduced his compensation from that in effect prior to the change in control or (B) with respect to Messrs. Malatesta or Jackson, Select relocates such executive’s principal place of employment to a location more than 25 miles from Mechanicsburg, Pennsylvania, (ii) within the six-month period immediately following the change in control, the executive terminates his employment for good reason or (iii) within the six-month period immediately preceding the change in control, Select terminates the executive’s employment without cause and he reasonably demonstrates that his termination by Select was at the request of a third party who took steps to effect the change in control, then Select is obligated to pay the executive, on the first day of the seventh month following such termination, a lump-sum cash payment equal to his base salary plus bonus for the previous three completed calendar years. In addition, in the event of such a termination, all of the executive’s stock options will become fully vested upon the later of such termination or change in control.
Each of the restricted stock awards granted to Messrs. Chernow, Ortenzio and Jackson on April 30, 2024, August 1, 2023 and August 1, 2022 provide that a pro-rata portion of the restricted stock will vest in the event that any such NEO’s employment is terminated following a change in control (as defined in the 2020 Equity Plan).
In addition to the benefits described above, each NEO, except for Messrs. Malatesta and Mullin, is entitled to receive a tax gross-up payment in the event that any change in control payments which he is entitled to receive constitute “excess parachute payments” within the meaning of Section 280G of the Code. The tax gross-up payment will equal the amount necessary to place the NEO in the same position as if no penalty under Section 4999 of the Code had been imposed on any of the change in control payments, including on the tax gross-up payment. As described above under the heading “Perquisites and Other Personal Benefits,” while these agreements will remain in effect, in 2015, the Board of Directors adopted a policy that prohibits the Company from including excise tax gross-up payments in connection with a change of control in future agreements that do not already contain such excise tax gross-up payments.
For purposes of Mr. Chernow’s employment agreement, a “change in control” is generally defined to include: (i) the acquisition by a person or group, other than certain controlling stockholders, of more than 50% of the voting shares of the Company or Select; (ii) during any twelve-month period, there is a change in the majority of the Board of Directors of the Company; (iii) a business combination of the Company or Select in which the stockholders of the corporation involved in the business combination cease to own shares representing more than 50% of the voting power of the surviving corporation; or (iv) during any twelve-month period, a sale of all or substantially all the assets of the Company or Select, other than to an entity controlled by the stockholders of the selling corporation prior to the sale.
For purposes of the employment or change in control agreements with Messrs. Ortenzio, Malatesta, Jackson, and Mullin, a “change in control” is generally defined to include: (i) the acquisition by a person or group, other than certain controlling stockholders, of more than 50% of the voting shares of the Company or Select; (ii) during any twelve-month period, the acquisition of at least 33% of the voting shares of the Company or Select; (iii) during any twelve-month period, there is a change in the majority of the Board of Directors of the Company or Select; (iv) a business combination of the Company or Select in which the stockholders of the corporation involved in the business combination cease to own shares representing more than 50% of the voting power of the surviving corporation; or (v) during any twelve-month period, a sale of all or substantially all the assets of the Company or Select, other than to an entity controlled by the stockholders of the selling corporation prior to the sale.
For purposes of Messrs. Mullin’s, Malatesta’s and Jackson’s change in control agreements, “cause” generally has the same meaning as set forth in the employment agreements for Messrs. Ortenzio and Chernow, as described above in this section. In addition, generally, each of Messrs. Mullin, Malatesta and Jackson will have “good reason” to terminate their employment if (i) the executive makes a good faith determination that, as a result of a change in control, he is unable to perform his services effectively or there is any significant adverse change in his authority or responsibilities, as performed immediately prior to such change in control or (ii) Select’s obligations under the change in control agreement are not assumed by the acquiring entity or any of its affiliates.
Set forth in the table below are the amounts that would be payable to each of the NEOs upon the occurrence of a termination of employment in connection with a change in control, as described above in this section. In addition, the table below sets forth the amounts that would be payable to each of the NEOs upon the occurrence of a change in control. The amounts reported in the table below were calculated assuming that the relevant events occurred on December 31, 2024.
	Termination of Employment				Change in Control
Name	Cash Severance Payment ($)	Pro-Rata Bonus Payment ($)(1)	Equity Vesting Value ($)(2)	Tax Gross-Up Payment ($)	Equity Vesting Value ($)(3)	Tax Gross-Up Payment ($)
David S. Chernow	7,363,000	—	3,266,328	—	—	—
Robert A. Ortenzio	7,363,000	2,487,500	3,266,328	—	—	—
Michael F. Malatesta	3,410,399	—	721,182	—	—	—
Martin F. Jackson	4,564,000	—	1,959,797	—	—	—
Thomas P. Mullin	3,826,105	—	1,485,946	—	—	—

(1)
Because the amounts set forth in the table above assume a termination of employment on December 31, 2024, the amounts reported in this column reflect each such NEO’s full bonus for the 2024 fiscal year.

(2)
With respect to Messrs. Chernow, Ortenzio, Malatesta, Jackson and Mullin, represents the value of 319,999, 319,999, 100,001, 192,000 and 166,667 shares of restricted stock, respectively, vesting on December 31, 2024, based on the closing price of our common stock on December 31, 2024 ($18.85 per share). The number of shares of restricted stock vesting on such date is determined, with respect to each applicable outstanding award, by multiplying the number of shares of restricted stock granted to each such NEO under such award by the ratio of (x) the number of days that elapsed from the grant date through December 31, 2024 and (y) the total number of days in the vesting period.

Pay Ratio
The Company analyzed the total annual compensation for all of its employees and the employees of its consolidated subsidiaries, other than our Chief Executive Officer, in order to identify the employee with the median total annual compensation. In making this determination, the Company examined only payroll records of individuals who were employed by the Company or one of its consolidated subsidiaries on December 31, 2024. The Company annualized the compensation of individuals who commenced employment after January 1, 2024, but did not apply any other adjustments to the data. After the median compensated employee was identified, that employee’s total annual compensation for fiscal year 2024 was determined in the same manner as if such individual was an NEO for 2024 whose compensation was required to be determined in accordance with SEC rules and reported in our “Summary Compensation Table” on page 21. Based on the foregoing, the total annual compensation of such employee, as determined in accordance with SEC rules, was $52,981.79. As provided in our Summary Compensation Table, the total annual compensation for our Chief Executive Officer for the 2024 fiscal year was $10,311,733, which was 195 times the total annual compensation of our median compensated employee for the 2024 fiscal year.
The above figures were reported in accordance with SEC rules. However, the Company believes that a more accurate disclosure would exclude “on-call” employees who have no set work schedule and work only on an as-needed basis, which may be a few times a year. If these “on-call” employees were excluded from the determination of our median compensated employee for the 2024 fiscal year, the total annual compensation of our median compensated employee would be $72,082.12, resulting in a ratio of the total annual compensation of our Chief Executive Officer to such employee of 143:1.
Because a significant amount of our Chief Executive Officer’s compensation for 2024 was in the form of equity compensation, and only a very small number of our employees receive equity compensation, we thought it would be helpful to our stockholders to see how the above ratios are impacted by excluding equity compensation. Excluding equity compensation, the total annual compensation of our median compensated employee remains unchanged and the total annual compensation for our Chief Executive Officer would be $3,786,633, resulting in a ratio of 71:1 if “on-call” employees are included and a ratio of 53:1 if “on-call” employees are not included.
Pay Versus Performance
The Company’s compensation objectives and philosophy, which are discussed further above, are designed to reward the contributions of its NEOs to the Company’s financial performance and provide compensation which is sufficient to attract and retain individuals who are motivated to contribute to the Company’s financial performance. To achieve these goals, the Company has implemented incentive plans which tie a substantial portion of each NEO’s compensation to pre-determined financial goals.
For the year ended December 31, 2024, the most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s financial performance were as follows:
i.
Earnings per share, and

ii.
Return on equity.

The following table summarizes the executive compensation earned by the Company’s PEO and other NEOs, the executive compensation actually paid to the Company’s PEO and other NEOs, and certain financial performance measures of the Company for the years ended December 31, 2024, 2023, and 2022.
Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for non-PEO NEOs ($)	Average Compensation Actually Paid to non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($)(2)	Earnings Per Share ($)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2024	10,311,733	14,646,553	6,334,427	8,295,239	131.60	84.80	296,704,000	$1.66
2023	10,706,265	10,337,769	6,052,815	5,838,396	86.03	83.61	299,731,000	$1.91
2022	8,780,479	5,558,979	5,868,199	3,774,224	87.71	79.93	198,026,000	$1.23

(1)
The PEO is David Chernow for each of the years presented. The non-PEO NEOs are Robert Ortenzio, Michael Malatesta, Martin Jackson and Thomas Mullin for 2024. The non-PEO NEOs are Robert Ortenzio, Rocco Ortenzio, Michael Malatesta, Martin Jackson and Michael Tarvin for 2023. The non-PEO NEOs are Robert Ortenzio, Rocco Ortenzio, Martin Jackson and Michael Tarvin for 2022.

(2)
Net income includes earnings attributable to both controlling and non-controlling interests.

The following table outlines the adjustments made to the compensation earned by the Company’s PEO and other NEOs, as presented in the Summary Compensation Table on page 21, to derive the compensation actually paid to the Company’s PEO and other NEOs.
		Adjustments
Year	Summary Compensation Table Total ($)	Less: Reported Value of Stock Awards ($)(1)	Plus: Year End Fair Value of Restricted Stock Awards Granted During the Year ($)(2)(3)	Plus: Change in Fair Value of Outstanding and Unvested Restricted Stock Awards ($)(2)(3)	Plus: Change in Fair Value of Restricted Stock Awards Granted in Prior Years that Vested in During the Year ($)(2)(3)	Compensation Actually Paid ($)
PEO
2024	10,311,733	6,525,100	5,743,094	(774,997)	5,891,823	14,646,553
2023	10,706,265	7,480,000	5,875,000	(487,666)	1,724,170	10,337,769
2022	8,780,479	7,427,500	6,207,500	(2,056,500)	55,000	5,558,979
Non-PEO NEOs
2024	6,334,427	3,851,228	3,389,674	(484,376)	2,906,742	8,295,239
2023	6,052,815	4,002,400	3,172,500	(272,207)	887,688	5,838,396
2022	5,868,199	4,827,875	4,034,875	(1,336,725)	35,750	3,774,224

(1)
Represents the grant date fair value of restricted stock awards as reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year.

(2)
Adjustments are equal to (i) the year-end fair value of restricted stock awards granted during the applicable year that are outstanding and unvested as of the end of the year, (ii) the amount of the change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any restricted stock awards granted in prior years that are outstanding and unvested as of the end of the applicable year, and (iii) for restricted stock awards granted in prior years that vest in the applicable year, an amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year).

(3)
Restricted stock awards are valued using the market price of our stock. The closing market price of our stock was $18.85, $23.50, $24.83 and $29.40 as of December 31, 2024, 2023, 2022, and 2021, respectively. The closing market price of our stock was $39.18 on August 1, 2024, when the annual vesting of Messrs. Chernow’s, Robert A. Ortenzio’s, and Jackson’s August 1, 2022 and 2023 restricted stock awards occurred. The closing market price of our stock was $34.18 on August 3, 2024, when Messrs. Chernow’s, Robert A. Ortenzio’s, and Jackson’s August 3, 2021 restricted stock awards vested. The closing market price was $31.71 on October 27, 2024 when Messrs. Malatesta’s and Mullin’s October 27, 2020 restricted stock awards vested. The closing market price of our stock was $37.21 on November 5, 2024 , when Messrs. Chernow, Robert A. Ortenzio, Malatesta, Jackson, and Tarvin’s accelerated vesting on all unvested outstanding restricted stock awards occurred, as discussed above. The closing market price of our stock was $30.03 on July 28, 2023, when Messrs. Chernow, Robert A. Ortenzio, Rocco A. Ortenzio, Jackson and Tarvin’s July 28, 2020 restricted stock awards vested. The closing market price of our stock was $29.92 on August 1, 2023, when the annual vesting of their August 1, 2022 restricted stock awards occurred. The closing market price of our stock was 22.61 on October 29, 2023, when Mr. Malatesta’s October 29, 2019 restricted stock awards vested. The closing market price of our stock was $29.62 when their restricted stock awards vested on July 30, 2022.

Relationship between Pay and TSR
The graph below illustrates the relationship between compensation actually paid to the Company’s PEO and other NEOs, the cumulative total stockholder return (“TSR”) on $100 invested in the Company at the close of the market on December 31, 2020, with dividends being reinvested on the date paid through December 31, 2024, and the cumulative TSR of the S&P Health Care Services Select Industry Index (SPSIHP).

The SPSIHP TSR is calculated in a similar manner as the Company’s TSR.
Relationship between Pay and Earnings per Share
The graph below illustrates the relationship between compensation actually paid to the Company’s PEO and other NEOs and the Company’s earnings per share from continuing operations.

EARNINGS PER SHARE
COMPENSATION ACTUALLY PAID (IN MILLIONS)
2.00
1.50
1.00
16.0
12.0
8.0
4.0
0.0
$1.23
$1.91
$1.66
$5.6
$3.8
$10.3
$5.8
$11.8
$7.1
December 31, 2022
December 31, 2023
December 31, 2024
COMPENSATION: PEO
COMPENSATION: NON-PEO NEOs
EARNINGS PER SHARE

Relationship between Pay and Net Income
The graph below illustrates the relationship between compensation actually paid to the Company’s PEO and other NEOs and the Company’s net income.

350.0
300.0
250.0
200.0
150.0
NET INCOME (IN MILLIONS)
16.0
12.0
8.0
4.0
0.0
COMPENSATION ACTUALLY PAID (IN MILLIONS)
$198.0
$299.7
$296.7
$5.6
$3.8
$10.3
$5.8
$11.8
$7.1
December 31, 2022
December 31, 2023
December 31, 2024
COMPENSATION: PEO
COMPENSATION: NON-PEO NEOs
NET INCOME

Director Compensation
The Company pays director fees to its non-employee directors. All directors are reimbursed for the expenses they incur in attending meetings of the Board of Directors or Board committees. In fiscal year 2024, non-employee directors received cash compensation in the amount of $18,000 per quarter. The non-employee directors also received $3,000 per Board meeting attended in person and $600 per Board meeting attended telephonically. In addition, non-employee directors received the following fees for their participation on committees of the Board:
Committee	Compensation for Meetings Attended in Person	Compensation for Meetings Attended Telephonically	Additional Compensation for Committee Chairman
Audit and Compliance Committee	$4,000 ($5,000 if held independent of a Board meeting)	$2,000	$2,000 per meeting attended in person; $1,000 per meeting attended telephonically
Quality of Care and Patient Safety Committee	$2,000 ($3,000 if held independent of a Board meeting)	$1,000	$2,000 per meeting attended in person; $1,000 per meeting attended telephonically
All Other Committees	$1,000 ($2,000 if held independent of a Board meeting)	$500	N/A
Additional fees may be paid for service on other committees established by the Board of Directors from time to time.

Equity Awards
On April 30, 2024, the Compensation Committee granted 10,000 shares of restricted stock under the 2020 Equity Plan to each of the Company’s then-current non-employee directors. Each grant of restricted stock granted on April 30, 2024 vests in full on the first anniversary of the grant date.
Stock Ownership Guidelines
The Company’s non-employee directors are required to own shares of the Company’s common stock with a value of at least five times the director’s annual cash compensation (excluding meeting attendance fees). This represents a minimum guideline; ownership of the Company’s stock beyond this level is encouraged. The required share ownership is re-calculated annually on December 31. Any newly appointed director will have three years from the date of his or her appointment to comply with these guidelines. As of December 31, 2024, all of the directors satisfied the stock ownership guidelines applicable to them, or had time remaining to satisfy such guidelines. Additional details on the Company’s stock ownership requirements, which apply to the Company’s directors (as well as to the NEOs), are included in the Section titled “Stock Ownership Guidelines” under “Executive Compensation — Compensation Discussion and Analysis” above.
Director Compensation Table
The following table shows information concerning the compensation that the Company’s non-employee directors earned during the fiscal year ended December 31, 2024. The quarterly retainers, committee-chair retainers and the attendance fees are payable in cash at the end of each quarter. Directors can elect in advance to have all or part of their quarterly retainer fees paid in fully-vested shares of the Company’s common stock.
Name	Fees Earned ($)	Stock Awards ($)(1)	Total ($)
Russell L. Carson	85,700	283,700	369,400
Katherine R. Davisson	110,600	283,700	394,300
James S. Ely III	116,600	283,700	400,300
William H. Frist	107,589	283,700	391,289
Parvinderjit S. Khanuja	105,189	283,700	388,889
Thomas A. Scully	88,000	283,700	371,700
Marilyn B. Tavenner	98,600	283,700	382,300
Daniel J. Thomas	108,600	283,700	392,300

(1)
The dollar amounts reported in this column represent the grant date fair market value (calculated in accordance with ASC 718) of stock awards granted during the 2024 fiscal year. See Note 17 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating value pursuant to ASC 718. As of December 31, 2024, the total number of outstanding unvested stock awards held by each director listed in the table above is set forth below.

Name	Shares Outstanding Subject to Unvested Stock Awards (#)
Russell L. Carson	10,000
Katherine R. Davisson	10,000
James S. Ely III	10,000
William H. Frist	10,000
Parvinderjit S. Khanuja	10,000
Thomas A. Scully	10,000

Name	Shares Outstanding Subject to Unvested Stock Awards (#)
Marilyn B. Tavenner	10,000
Daniel J. Thomas	10,000
Form of Receipt of Director Fees
The following table identifies for each non-employee director the portion of the dollar amount included in the “Fees Earned” column in the Director Compensation Table that is received in cash, and the portion of such dollar amount that is received in shares of the Company’s common stock. The number of shares of the Company’s common stock awarded is equal to the dollar amount of fees accruing each quarter divided by the closing price for a share of the Company’s common stock on the trading day immediately preceding the Compensation Committee meeting following the end of the quarter for which fees were earned.
			Paid in Stock
Name	Fees Earned ($)	Paid in Cash ($)	Number of Shares (#)	Value ($)
Russell L. Carson	85,700	85,700	—	—
Katherine R. Davisson	110,600	110,600	—	—
James S. Ely III	116,600	116,600	—	—
William H. Frist	107,589	35,600	2,300	71,989
Parvinderjit S. Khanuja	105,189	33,200	2,300	71,989
Thomas A. Scully	88,000	88,000	—	—
Marilyn B. Tavenner	98,600	98,600	—	—
Daniel J. Thomas	108,600	108,600	—	—

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
The SEC’s rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Any proposal of a stockholder intended to be included in the Company’s proxy statement and form of proxy/voting instruction card for the 2025 Annual Meeting of Stockholders must comply with the proxy submission rules of the SEC. Pursuant to Rule 14a-8 of the SEC’s rules, any such stockholder proposal intended to be included in the Company’s 2026 Annual Meeting Proxy Statement must be received by the Company’s Secretary at the address listed below no later than 120 calendar days prior to the anniversary date of the release of the Company’s 2025 Annual Meeting Proxy Statement, unless the date of the 2025 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2025 Annual Meeting, in which case the deadline is a reasonable time before the Company begins to print and send proxy materials. In order to be included in the Company’s 2026 Annual Meeting Proxy Statement pursuant to Rule 14a-8, any stockholder proposal must be received by the Secretary at the address listed below by November 15, 2025, which is 120 days prior to the anniversary date of the release of the 2025 Annual Meeting Proxy Statement.
In addition, the Company’s Amended and Restated Bylaws require that the Company be given advanced notice of stockholder proposals containing nominations for election to the Board of Directors or other matters which stockholders wish to present for action at an annual meeting. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder proposal included in the proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The Company’s Amended and Restated Bylaws separately require that any stockholder proposal intended to be brought before the annual meeting of stockholders, including a proposal nominating one or more persons for election as directors, be received in writing by the Company’s Secretary or Assistant Secretary at the address listed below not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, this year being between December 26, 2025 and January 25, 2026 provided, however, that in the event that the date of the 2026 Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from the first anniversary of the 2025 Annual Meeting, the notice must be received no earlier than 120 days prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Company’s Amended and Restated Bylaws set forth certain informational requirements for stockholders’ nominations of directors and other proposals.
For any proposal that is not submitted for inclusion in the 2026 Proxy Statement but is instead sought to be presented directly at the 2026 Annual Meeting of Stockholders in accordance with the provisions of the Company’s Amended and Restated Bylaws, SEC rules permit management to vote proxies in its discretion if (a) in certain cases, the Company received notice of the proposal before the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement and advises stockholders in the 2026 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company did not receive notice of the proposal prior to the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement.
Stockholders must send such proposals to: Michael E. Tarvin, Senior Executive Vice President, General Counsel and Secretary, Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055.

ELECTION OF DIRECTORS
PROPOSAL #1
The Company’s Amended and Restated Bylaws provide that the Company’s business shall be managed by the Board of Directors with at least five, and no more than eleven, members as determined by the Board of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors. The Company’s Board of Directors is currently comprised of ten members. At the 2025 Annual Meeting, the stockholders will elect four Class I directors to hold office until the annual meeting of stockholders in 2028 and until their respective successors have been duly elected and qualified. The Board of Directors is divided into three classes, as nearly equal in number as possible, serving staggered three-year terms, the term of one class of directors to expire each year. The term of the current Class I directors expires at the 2025 Annual Meeting. Upon the recommendation of the Nominating Committee, the Board of Directors has nominated Russell L. Carson, Katherine R. Davisson, William H. Frist and Marilyn B. Tavenner. Each individual is currently serving as a director and has indicated a willingness to continue serving as a director. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” the election of Mr. Carson, Mr. Frist and Mmes. Tavenner and Davisson. The four nominees will be elected if each receives affirmative votes from a majority of the votes cast for such nominee’s election. Should any of the nominees become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that they represent for the election of such other person as the Board of Directors may recommend.
Set forth below is information regarding each nominee for director including voluntary self-identification demographic information.
Directors and Nominees
The members of the Board of Directors following the 2025 Annual Meeting, including the nominees for Class I directors, together with certain information about them, are set forth below.
Name	Age	Director Since	Term Expires	Positions with the Company
Class I Directors
Russell L. Carson	81	2005	2025	Director
Katherine R. Davisson	57	2021	2025	Director
William H. Frist	73	2010	2025	Director
Marilyn B. Tavenner	73	2018	2025	Director
Class II Directors
Robert A. Ortenzio	67	2005	2026	Director, Executive Chairman and Co-Founder
Daniel J. Thomas	66	2019	2026	Director
Parvinderjit S. Khanuja	66	2021	2026	Director
Class III Directors
James S. Ely III	67	2008	2027	Director
David Chernow	67	2024	2027	Director, Chief Executive Officer
Thomas A. Scully	67	2005	2027	Director
Robert A. Ortenzio co-founded Select and has served as a director of Select since February 1997, and became a director of the Company in February 2005. Mr. Ortenzio also serves as chairman of the board of directors of Concentra Group Holdings Parent, Inc. On January 1, 2014, Mr. Ortenzio was appointed Select’s Executive Chairman and Co-Founder of the Company. Mr. Ortenzio served as the Company’s Chief Executive Officer from January 1, 2005 to December 31, 2013 and as Select’s President and Chief Executive Officer from September 2001 to January 1, 2005. Mr. Ortenzio also served as Select’s President and Chief Operating Officer from February 1997 to September 2001. Mr. Ortenzio also currently serves on the board of directors of Concentra Group Holdings, LLC. He was an Executive Vice President and a director of Horizon/CMS Healthcare Corporation from July 1995 until July 1996. In 1986, Mr. Ortenzio co-founded

Continental Medical Systems, Inc., and served in a number of different capacities, including as a Senior Vice President from February 1986 until April 1988, as Chief Operating Officer from April 1988 until July 1995, as President from May 1989 until August 1996 and as Chief Executive Officer from July 1995 until August 1996. Before co-founding Continental Medical Systems, Inc., he was a Vice President of Rehab Hospital Services Corporation.
Daniel J. Thomas has served as a director since July 2019. Mr. Thomas currently serves on the board of directors of Concentra Group Holdings Parent, Inc., Healthcare Highways, Inc., National Partners in Healthcare and Equalis Group LLC and previously served on the board of directors of Accentcare, Inc. In addition, from June 2018 through January 2019, Mr. Thomas served as President and CEO of National Partners in Healthcare. From 2011 until his retirement in 2017, Mr. Thomas served as President, Chief Executive Officer and a board member of Provista, Inc. Prior to Provista, Mr. Thomas served as Chief Executive Officer and a board member of Viant, Inc. Before the formation of Viant, from 1993 through 2007, Mr. Thomas spent 14 years with Concentra, Inc. At Concentra, Mr. Thomas held the positions of President, Chief Executive Officer and Chief Operating Officer.
Parvinderjit S. Khanuja has served as a director of the Company since November 2021. In 1993, Dr. Khanuja founded and currently is the Managing Partner of Ironwood Physicians, PC, the largest cancer treatment center in the Phoenix, AZ metropolitan area with over 100 providers. He is a Diplomate, Subspecialty Board of Medical Oncology and Hematology and is a Fellow of the American College of Physicians (FACP). Dr. Khanuja is a board member of the Five Rivers Foundation, which is primarily involved in social causes and scholarships.
James S. Ely III has served as a director of Select and the Company since November 2008. Mr. Ely founded PriCap Advisors LLC in 2009 and serves as its Chief Executive Officer. From 2001 to 2008, Mr. Ely served as a Managing Director in the Syndicated and Leveraged Finance group at J.P. Morgan Securities Inc. From 1995 to 2000, Mr. Ely served as a Managing Director in the Global Syndicated Finance group of Chase Securities Inc. and its predecessor Chemical Securities Inc. Mr. Ely also serves as a director of Community Health Systems, Inc.
David Chernow has served as a director of the Company since August 2024. Since October 2023, Mr. Chernow has served as Chief Executive Officer of the Company. From January 2014 to October 2023, Mr. Chernow served as President and Chief Executive Officer of the Company. Mr. Chernow previously served as President and Chief Executive Officer of Oncure Medical Corp. and also as the President and Chief Executive Officer of JA Worldwide (formerly Junior Achievement, Inc.). From 1999 to 2001, Mr. Chernow was President of the Physician Services Group at US Oncology, Inc. and before that, Mr. Chernow co-founded American Oncology Resources and served as Chief Development Officer.
Thomas A. Scully has served as a director since February 2004. Since 2004, he has also served as a General Partner with Welsh, Carson Anderson & Stowe. Since 2017, he has served as a Principal of Lincoln Policy Group. From 2004 to 2017, he served as Senior Counsel to the law firm of Alston & Bird. From May 2001 to January 2004, Mr. Scully served as Administrator of the Centers for Medicare & Medicaid Services, or CMS. CMS is responsible for the management of Medicare, Medicaid, SCHIP and other national healthcare initiatives. Before joining CMS, he served as President and Chief Executive Officer of the Federation of American Hospitals from January 1995 to May 2001. Mr. Scully also serves as a director of InnovAge Holding Corp. and served as a director of Universal American Corp from 2008 until 2017.
Russell L. Carson has served as a director of Select since February 1997, and became a director of the Company on February 25, 2005. In 2015, the Board of Directors elected Mr. Carson to serve as Lead Director. He co-founded Welsh, Carson, Anderson & Stowe in 1978 and has focused on healthcare investments. Mr. Carson has been a general partner of Welsh, Carson, Anderson & Stowe since 1979. Welsh, Carson, Anderson & Stowe has created 18 institutionally funded limited partnerships with total capital of more than $30 billion and has invested in more than 250 companies. Mr. Carson is Chairman of the Carson Family Charitable Trust, which conducts his family’s philanthropy. Before co-founding Welsh, Carson, Anderson & Stowe, Mr. Carson was employed by Citicorp Venture Capital Ltd., a subsidiary of Citigroup, Inc., and served as its Chairman and Chief Executive Officer from 1974 to 1978.
Katherine R. Davisson has served as a director of Select since April 2021. She previously served on the Advisory Council of Brightstar Capital Partners, where she worked as Senior Strategic Advisor in 2021. She also worked at the World Economic Forum from 2017 to 2020, where her last role was Head of Cities, Infrastructure and Urban Services. From 2006 to 2014, Mrs. Davisson held investor relations and financial services positions at several firms including Eton Park Capital Management, Tremblant Capital Group, and Russell Reynolds Associates. From 1994 to 2005, she worked in the Equities Division of Goldman Sachs, where she was promoted to Managing Director in 2002. She has been a board member of Bottomless Closet, a non-profit organization in New York City, since 2016. She previously served as a board member of JA Worldwide (formerly Junior Achievement) from 2003-2008.
William H. Frist has served as a director of Select and the Company since May 2010. Dr. Frist is a heart and lung transplant surgeon, former United States Senator from Tennessee from 1995 to 2007 and former United States Senate Majority Leader from 2002 to 2007. Dr. Frist has been a partner at Cressey & Company, L.P., a private investment firm focused on healthcare, since 2007 and is the founder/partner of Frist Cressey Ventures. Dr. Frist has served as the Chair of Chairman of the Nashville-based global health organization, Hope Through Healing Hands. Dr. Frist is a Senior Fellow and Co-Chair of the Health Project at the Bipartisan Policy Center. He previously served as a director of Teladoc Health, Inc., GS Acquisition Holdings Corp. II, Accolade, Inc., AECOM, URS Corporation and SmileDirectClub, Inc. Dr. Frist also serves on the boards of numerous non-profit organizations and foundations.
Marilyn B. Tavenner has served as a director of Select since November 2018. From August 2015 to June 2018, Mrs. Tavenner served as the President and Chief Executive Officer of America’s Health Insurance Plans. From May 2013 to February 2015, she served as Administrator of the Centers for Medicare & Medicaid Services (“CMS”) under the Obama Administration. She joined CMS in 2010 and was appointed as its Acting Administrator in 2011. Prior to her tenure at CMS, Mrs. Tavenner served as the Secretary of Health and Human Resources for the Commonwealth of Virginia and as a senior executive of the Hospital Corporation of America, Chippenham Medical Center and Johnston-Willis Hospital. Mrs. Tavenner also serves as a director of InnovAge Holding Corp. and Blue Cross Blue Shield of Arizona. Mrs. Tavenner received her Bachelor of Science in Nursing and Master of Health Administration degrees from Virginia Commonwealth University.
Director Qualifications
The Board of Directors believes that each of the directors and nominees for director listed above has the sound character, integrity, judgment and record of achievement necessary to be a member of the Board of Directors. In addition, each of the directors and nominees for director has exhibited during his or her prior service as a director the ability to operate cohesively with the other members of the Board of Directors and to challenge and question management in a constructive way. Moreover, the Board of Directors believes that each director and nominee for director brings a strong and unique background and skill set to the Board of Directors, giving the Board of Directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and healthcare industry experience. Set forth below are certain specific experiences, qualifications and skills that led to the Board of Directors’ conclusion that each of the directors and nominees for director listed above should continue to serve as a director.
Mr. Carson has extensive experience in managing investments in healthcare companies as a co-founder of Welsh, Carson, Anderson & Stowe, a private equity firm specializing in healthcare industry companies. He brings to the Board of Directors an in-depth knowledge of the regulatory and competitive environment of the healthcare industry. Also, Mr. Carson has over a decade of experience with Select and the Company, providing him with comprehensive knowledge of the Company and its structure, policies and management team. In addition, Mr. Carson’s experience in overseeing the management of healthcare industry companies gives him the insight to advise the Board of Directors on corporate governance and compensation matters.
Mrs. Davisson brings to the Board of Directors an extensive background in the financial services and non-profit sectors. Her years in the financial services sector provide the Board of Directors a thorough understanding of financial analysis, investment and accounting, which she applies to her service on the Audit and Compliance Committee. Mrs. Davisson also brings a wealth of experience in stockholder outreach and communication from her years in capital markets and investor relations. As a former officer and Governance Committee Chair of a non-profit organization, Mrs. Davisson provides the Board of Directors experience in corporate governance and overseeing legal and financial controls.

Mr. Ely brings to the Board of Directors a wealth of experience structuring and arranging syndicated loans and high yield issues in the healthcare sector during his service at financial services companies, including J.P. Morgan Securities Inc. He provides the Board of Directors with a thorough understanding of the capital markets, in particular with regard to companies in the healthcare industry. Mr. Ely’s experience in financial services also provides him with extensive finance and accounting knowledge, and he applies this expertise in his service on the Audit and Compliance Committee. In addition, Mr. Ely’s service on the audit and compliance committee of Community Health Systems, Inc. provides him with experience overseeing a healthcare company’s financial reporting and the effectiveness of its enterprise risk management processes, including information technology security systems and procedures.
Dr. Frist brings to the Board of Directors over ten years of experience as a United States Senator. He provides the Board of Directors with insight into the federal healthcare regulations that affect the Company. In addition, Dr. Frist has extensive experience as a board certified heart and lung transplant surgeon, which allows him to bring to the Board of Directors the perspective of an experienced healthcare professional. Dr. Frist’s service on the audit committee of SmileDirectClub, Inc. provides him with experience overseeing financial reporting processes, monitoring compliance with legal and regulatory requirements and managing information technology systems. In addition, Dr. Frist’s service on the boards of directors of other healthcare organizations provides him with a wide range of experience in corporate governance matters, including those particular to companies in the healthcare industry, which he draws on in his service on the Board of Directors of the Company.
Dr. Khanuja provides the Board of Directors over thirty years of experience as a medical oncologist. As the founder of a cancer treatment center, he brings in-depth knowledge of healthcare operations and regulatory oversight. His capacity as a Fellow of the American College of Physicians, provides Dr. Khanuja with experience of being at the forefront of healthcare developments and practice. In addition, as a board member of various non-profit organizations, he has experience with overseeing the legal and financial controls which he draws on in his service to the Board of Directors of the Company. Moreover, Dr. Khanuja applies his experience with a large oncology medical group practice to his service on the Audit and Compliance Committee as he is familiar with overseeing financial reporting processes, monitoring compliance with legal and regulatory requirements and managing information technology systems.
Mr. Ortenzio, as Executive Chairman of the Company, provides the Board of Directors with a comprehensive knowledge of the Company, its history and its businesses. In addition, Mr. Ortenzio brings to the Board of Directors his insight into the healthcare industry from over 35 years of leadership experience in executive positions in healthcare companies, including Horizon/CMS Healthcare Corporation, Continental Medical Systems, Inc. and Rehab Hospital Services Corporation. Mr. Ortenzio also advises the Board of Directors on the evolving healthcare regulatory environment through his in-depth and current knowledge and insight into such matters. Additionally, Mr. Ortenzio provides the Board of Directors with a wealth of experience in corporate governance matters, including through his previous service on the boards of directors of other public healthcare companies.
Mr. Chernow, as Chief Executive Officer of the Company, provides the Board of Directors with a comprehensive knowledge of the Company, its history and its businesses. In addition, Mr. Chernow brings to the Board of Directors his valuable insight into the healthcare industry from over twenty years of leadership experience in executive positions in healthcare companies, including Oncure Medical Corp., JA Worldwide and US Oncology Inc. Mr. Chernow’s experience as the Chief Executive Officer of several other healthcare organizations provides him with extensive insight into the strategic, financial and operational management aspects of a healthcare company. This experience also gives him significant leadership experience specific to healthcare companies, which he utilizes in his leadership of the Board of Directors.
Mr. Scully brings to the Board of Directors his experience as a past Administrator of CMS, which allows him to provide the Board of Directors with valuable insight into the regulatory regime and requirements of the healthcare industry. In addition, Mr. Scully has experience in analyzing healthcare company investments as a general partner at Welsh, Carson, Anderson and Stowe and advising clients on healthcare related issues at the law firm of Alston & Bird. Mr. Scully utilizes this experience to advise the Board of Directors on healthcare related issues.

Mrs. Tavenner brings to the Board of Directors nearly 20 years of experience in the healthcare industry. Mrs. Tavenner carries with her a proven skill set through her experience in state and federal healthcare government operations, senior executive-level healthcare administration and as a nurse. During her tenure at CMS, Mrs. Tavenner managed budgets in excess of $800 billion annually. In addition, Mrs. Tavenner’s service on the regulatory and compliance committee of InnovAge provides her with experience overseeing information technology risk assessment and remediation. Mrs. Tavenner’s service on the boards of directors of other healthcare organizations provides her with a wide range of experience in corporate governance matters particular to companies in the healthcare industry. In addition, Mrs. Tavenner’s experience at CMS and the Commonwealth of Virginia helps the Board of Directors to navigate the complex state and federal healthcare regulatory framework.
Mr. Thomas brings to the Board of Directors over 30 years of experience in the healthcare industry. Mr. Thomas’s experience and expertise is focused on provider, payer and supply chain based healthcare services companies. As Chief Executive Officer of Concentra, Inc., Mr. Thomas guided Concentra through organic growth and strategic acquisitions to become a national organization with three operating divisions generating $1.3 billion in revenues. Concentra’s growth, profitability and increased market share led to the sale of the company to Humana, Inc. in 2010. Mr. Thomas’s experience as the Chief Executive Officer of several other healthcare organizations provides him with extensive insight into the strategic, financial and operational management aspects of a healthcare company. In addition, his service on the audit committee of Accentcare, Inc. provides him with experience overseeing financial reporting processes and information security and testing controls, which he draws on in his service on the Audit and Compliance Committee.
The Board of Directors recommends voting “FOR” the nominees for Class I directors.

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS
PROPOSAL #2
Summary of Proposal
At the 2024 Annual Meeting, the stockholders approved, a non-binding stockholder proposal calling for the Board to take the steps necessary to eliminate the supermajority voting requirements in our Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws. In response to the feedback from our stockholders at the 2024 Annual Meeting on removing the supermajority voting requirements in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, we are asking our stockholders to adopt an amendment to our Amended and Restated Certificate of Incorporation (the “Amendment”) in order to reduce the voting threshold to a majority of the outstanding standard for stockholders to amend (i) the Amended and Restated Bylaws, and (ii) certain enumerated provisions of our Amended and Restated Certificate of Incorporation.
If our stockholders approve this Amendment, the threshold for stockholders to adopt, amend or repeal our Amended and Restated Certificate of Incorporation would be lowered to a majority of the Company’s outstanding shares.
In connection with the approval of this Amendment, the Board of Directors has also approved an amendment to the Amended and Restated Bylaws, which shall become effective contingent upon and subject to the effectiveness of the filing of the Amendment with the Delaware Secretary of State after its adoption by our stockholders. The amendment to the Amended and Restated Bylaws would reduce the voting threshold to a majority of the outstanding standard for stockholders to (i) amend the Amended and Restated Bylaws and (ii) to remove of a Director for cause. The amendment to the Amended and Restated Bylaws does not require stockholder approval.
If this Amendment is not adopted by our stockholders, then the amendment and the Amended and Restated Bylaws will not become effective and the supermajority requirements in the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws will remain in place.
The description of the Amendment as set forth above is qualified in its entirety by reference to the text of the amendment, which is attached to this Proxy Statement as Appendix A.
Recommendation of the Board of Directors
The Board of Directors has approved and adopted the Amendment, declared it to be advisable and in the best interests of the Company and its stockholders and recommended that the stockholders adopt the amendment to eliminate supermajority voting requirements.
Reducing the requisite vote threshold to a majority of the outstanding standard can benefit stockholders by: promoting stockholder participation, as more stockholders may feel empowered to participate in the decision-making process; facilitating faster decision-making as a lower voting threshold can make it easier to reach the required number of votes, thereby reducing the time and cost associated with the process; and increasing flexibility in our operations and governance. Further, the Board of Directors believes it is important to be responsive and accountable to stockholders and committed to strong corporate governance.
If our stockholders adopt the Amendment, the Board of Directors has authorized our officers to file the Amendment with the Delaware Secretary of State, and it would become effective upon such filing. The Board of Directors intends to make that filing if and as soon as practicable after the Amendment is adopted.

Voting Requirement to Approve Proposal
Under the terms of our Amended and Restated Certificate of Incorporation now in existence, the affirmative vote of at least 66 2∕3% of the voting power of all of the shares of our common stock outstanding as of the Record Date is required to adopt the Amendment.
The Board of Directors recommends voting “FOR” the approval of the proposed amendment of the Amended and Restated Certificate of Incorporation.

VOTE ON THE NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
PROPOSAL #3
The Board has approved the Select Medical Holdings Corporation Non-Employee Director Compensation Policy (the “Director Compensation Policy”), which sets forth the cash and equity compensation that is to be paid to our non-employee directors. The Board further recommends that the stockholders approve the Director Compensation Policy, upon which approval the Director Compensation Policy will become effective. Following the spin-off of Concentra Group Holdings Parent, Inc., the Board and Human Capital and Compensation Committee began evaluating the amount of non-employee director compensation paid on an annual basis. In addition, the Director Compensation Policy and its submission for stockholder approval were partially made in connection with the resolution of allegations in a stockholder demand to inspect Company books and records related to the amount of non-employee director compensation paid in 2022, 2023 and 2024.
The Board believes that the Director Compensation Policy is fair and in the best interests of all stockholders of the Company and closely aligns the interests of the non-employee directors with stockholders. The Director Compensation Policy is designed to help the Company attract, retain, and motivate non-employee directors to contribute to the success of the Company. The Board unanimously recommends that stockholders vote FOR the Director Compensation Policy.
We are asking our stockholders to approve the Director Compensation Policy, a copy of which is attached to this Proxy Statement as Appendix B. The material features of the Director Compensation Policy include the following:
Annual Cash Compensation
Under the Director Compensation Policy, each non-employee director receives a quarterly cash retainer of $18,000 for service on the Board, with an option to receive fully-vested shares of the Company’s common stock in lieu of the quarterly cash retainer. For any non-employee director that elects this option, the actual number of shares of Company common stock to be distributed in lieu of the quarterly cash retainer will be equal to the dollar amount of fees accruing each quarter divided by the closing price for a share of the Company’s common stock on the date of grant during the quarter for which fees are earned, rounded to the nearest whole integer. Non-employee directors also receive an attendance fee of $3,000 per in-person Board meeting ($600 per telephonic Board meeting) and are reimbursed for their reasonable out-of-pocket expenses incurred in connection to attending meetings and service to the Board. In addition, non-employee directors also receive the following fees for their participation on committees of the Board:
1.
Audit and Compliance Committee:

a.
$4,000 attendance fee per in-person meeting when held in conjunction with a Board meeting;

b.
$5,000 attendance fee per in-person meeting when held independent of a Board meeting; and

c.
$2,000 attendance fee per telephonic meeting.

2.
Nominating, Governance and Sustainability Committee:

a.
$1,500 attendance fee per in-person meeting when held in conjunction with a Board meeting;

b.
$2,000 attendance fee per in-person meeting when held independent of a Board meeting; and

c.
$500 attendance fee per telephonic meeting.

3.
Human Capital and Compensation Committee:

a.
$1,500 attendance fee per in-person meeting when held in conjunction with a Board meeting;

b.
$2,000 attendance fee per in-person meeting when held independent of a Board meeting; and

c.
$500 attendance fee per telephonic meeting.

4.
Quality of Care and Patient Safety Committee

a.
$2,500 attendance fee per in-person meeting when held in conjunction with a Board meeting;

b.
$3,000 attendance fee per in-person meeting when held independent of a Board meeting; and

c.
$1,000 attendance fee per telephonic meeting.

5.
Committee Chairs of the Audit and Compliance and Quality of Care and Patient Safety Committees receive an additional attendance fee of $2,000 per in-person meeting and $1,000 per telephonic meeting.

6.
Committee Chairs of Nominating, Governance and Sustainability and Human Capital and Compensation Committees receive an additional attendance fee of $1,000 per in-person meeting and $500 per telephonic meeting.

7.
Compensation for other committees shall be determined by the Board.

Equity Compensation
Under the Director Compensation Policy, the Company’s non-employee directors will receive annual restricted stock awards equal to $200,000, determined by multiplying a sufficient number of shares of the Company’s common stock to the closing price of the Company’s common stock on the grant date, rounded to the nearest whole integer. The awards to the Company’s non-employee directors will be self-executing on the day following the approval of the Director Compensation Policy by stockholders. If the Director Compensation Policy is approved and adopted by the stockholders, because the grants to non-employee directors upon their initial appointment to the Board are self-executing, these grants will be made to future new non-employee directors without further action by the Board, the Human Capital and Compensation Committee or the stockholders.
Details on the Company’s stock ownership requirements, which apply to the Company’s non-employee directors, are included in the Section titled “Director Compensation” under “Executive Compensation Discussion and Analysis” above.
New Policy Benefits
The Director Compensation Policy is intended only for our non-employee directors on the basis of each director’s membership to the Board. As of December 31, 2024, there are eight non-employee directors that would be eligible to participate in the Director Compensation Policy. The Director Compensation Policy is intended to attract, retain, on a long-term basis, and appropriately compensate high-caliber directors to serve on our Board.
The following table sets forth the annual benefits expected to be received under the Director Compensation Policy by each non-employee director for service in 2025 (excluding compensation for Board and committee attendance and expense reimbursements):
Director Compensation Policy
Name of Individual	Cash Fee ($)	Equity Grant ($)
Russell L. Carson	$72,000	$200,000
Katherine R. Davisson	$72,000	$200,000
James S. Ely III	$72,000	$200,000
William H. Frist	$72,000	$200,000
Parvinderjit S. Khanuja	$72,000	$200,000
Thomas A. Scully	$72,000	$200,000
Marilyn B. Tavenner	$72,000	$200,000

Name of Individual	Cash Fee ($)	Equity Grant ($)
Daniel J. Thomas	$72,000	$200,000
We are asking our stockholders to approve the Director Compensation Policy as described in this Proxy Statement. Accordingly, the Board recommends stockholders to vote “FOR” the approval of the Director Compensation Policy.
Proposal 3 will be approved upon the affirmative vote of a majority of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Stockholders may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting. Abstentions will have the effect of a vote “AGAINST” this proposal. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote for Proposal 3.
The Board of Directors recommends voting “FOR” the approval of the Non-Employee Director Compensation Policy.

STOCKHOLDER PROPOSAL- AMENDMENTS TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELECT THE BOARD ANNUALLY
PROPOSAL #4
John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the owner of the requisite number of shares of Selected Medical Holdings Corporation stock, has submitted and intends to present the following proposal for consideration at the annual meeting. We are not responsible for the accuracy or content of the proposal, which is presented as received from the proponent in accordance with SEC rules. If properly presented at the Annual Meeting by or on behalf of the proponent, the Board makes NO RECOMMENDATION either FOR or AGAINST on voting for this proposal.
STOCKHOLDER PROPOSAL
Proposal 4 — Elect Each Director Annually
RESOLVED, shareholders ask that our Company take all the steps necessary to organize the Board of Directors in order that each director stands for election at each annual meeting.
Although Select Medical Holdings can adopt this proposal topic in one-year and one-year implementation is a best practice, this proposal allows the option to phase it in.
Classified Boards like the Select Medical Holdings Board have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School.
Arthur Levitt, former Chairman of the Securities and Exchange Commission said, “In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.”
A total of 79 S&P 500 and Fortune 500 companies, worth more than $1 trillion, have adopted this important proposal topic since 2012. Annual election of each director could make directors more accountable, and thereby contribute to improved performance and increased company value at no extra cost to shareholders. Thus it was not a surprise that this proposal topic won majority support at Tesla in 2024 even when the biased insider shares, which voted every eligible share, were opposed.
Annual election of each director gives shareholders more leverage if the Board of Directors performs poorly. For instance if the Board of Directors approves excessive executive pay shareholders can soon vote against the Board’s executive pay committee members instead of potentially waiting 3 long years under the current setup.
Please vote yes: Elect Each Director Annually — Proposal 4
NO RECOMMENDATION — ELECT THE BOARD ANNUALLY
PROPOSAL #4
The proposal asks that the Company to eliminate its classified Board structure in the Amended and Restated Certificate of Incorporation and permit stockholders to vote to elect each of the Company’s Directors annually. The Board recognizes that there are compelling arguments both in favor of and against a single class board, and is providing stockholders an opportunity to express their views on this important topic through the voting system.
Board of Directors’ Statement in Response to Stockholder Proposal
The Board of Directors have considered the proposal set forth above to elect all directors annually and has determined to neither oppose nor support the proposal, nor to provide a voting recommendation to stockholders. The proposal is advisory in nature and would act as a recommendation to the Board if approved by stockholders. The Board recognizes that there are compelling arguments both in favor of and against a single class board, and is providing stockholders an opportunity to express their views on this important topic through the voting system.
Stockholders should note that approval of the proposal would not necessarily immediately result in a declassified Board. If the proposal is approved by an affirmative vote of a majority of votes cast at the 2025 Annual Meeting, the Board, consistent with its fiduciary duties, would reexamine its position with respect to the classified board structure and anticipates it would seek additional feedback from investors as part of this evaluation. If the Board then determines to take steps necessary to declassify the Board, it will submit a proposal to the Company’s stockholders for approval of amendments to the applicable sections of the Amended and Restated Certificate of Incorporation. If the stockholder proposal is approved, the Company would propose this amendment at the 2026 Annual Meeting. If approved at the 2026 meeting, the Board of Directors would authorize our officers to file an amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State and implement corresponding changes to the Amended and Restated Bylaws. The classified board structure would be phased in over a three-year period beginning at the 2026 Annual Meeting. Directors elected to three-year terms prior to the effectiveness of the proposed amendment (including the Class I directors if elected at this Annual Meeting) will complete those terms.
The Board of Directors makes “NO RECOMMENDATION” either FOR or AGAINST for the approval of the proposed amendment of the Amended and Restated Certificate of Incorporation.

STOCKHOLDER PROPOSAL — COMMISSION STUDY ON THE FEASABILITY OF SERVING PLANT-BASED MEALS
PROPOSAL #5
Physicians Committee for Responsible Medicine and Anna Herby, the owner of the requisite number of shares of Selected Medical Holdings Corporation stock, has submitted and intends to present the following proposal for consideration at the annual meeting. We are not responsible for the accuracy or content of the proposal, which is presented as received from the proponent in accordance with SEC rules. If properly presented at the Annual Meeting by or on behalf of the proponent, the Board makes recommends a vote AGAINST this stockholder proposal.
Proposal #5 — Study on the Feasibility of Serving Plant-Based Meals
RESOLVED:
Select Medical Holdings Corporation is “devoted to helping others and achieving outcomes that improve quality of life.” The American Medical Association and other medical professionals recognize that plant-based diets offer patients a variety of health benefits, including lower risks of cardiovascular disease, type 2 diabetes, obesity, certain cancers, and even severe COVID-19. We urge the board to fulfill its commitment to improving quality of life by commissioning a report on the feasibility of serving plant-based meals as the primary option for patients in all food service settings. The report should also address the health risks of continuing to serve patients known carcinogens, such as processed meat products.
SUPPORTING STATEMENT:
In 2017, the American Medical Association called on hospitals to improve patient health by providing a variety of healthful food, including plant-based meals and meals that are low in fat, sodium, and added sugars; eliminating processed meats; and providing and promoting healthful beverages. Subsequently, NYC Health + Hospitals, the country’s largest municipal health care system, began serving plant-based meals as the default lunch and dinner option for inpatients at its 11 public hospitals. In announcing the program, NYCHH’s president stressed “the importance of a healthy diet and how it can help fend off or treat chronic conditions like type 2 diabetes, high blood pressure, and heart disease.”
It is well-established that plant-based dietary patterns reduce the risk of cardiovascular disease and type 2 diabetes and are particularly effective in the prevention and treatment of overweight and obesity, as well as body weight maintenance. Large prospective cohort studies, such as the EPIC study (European Prospective Investigation into Cancer and Nutrition), the Adventist-Health Study, the Nurses’ Health Study, and the Health Professionals Follow-Up Study, have repeatedly demonstrated these benefits.
In 2015, the World Health Organization’s International Agency for Research on Cancer classified processed meat — which includes bacon, sausage, hot dogs, and other meat products preserved with additives or otherwise manipulated to alter color, taste, and durability — as carcinogenic to humans. Investigators in the EPIC study, which followed 448,568 people, relatedly discovered an 11 percent increased risk of dying from cancer with the consumption of 50 grams of processed meat per day. In contrast, substitution studies have found that replacing one serving of processed meat per day with nuts decreased risk for disease by 19 percent and replacement with legumes decreased risk by 10 percent. IARC also classified red meat as probably carcinogenic to humans.
Diabetes and cancer rates are on the rise. With 99,000 patients seen per day, Select Medical is positioned to improve public health nationwide. Serving healthful food helps patients get well and stay well, creating a teachable moment in which patients learn which foods help treat and prevent chronic disease.

Select Medical has the duty of, and commitment to, improving the quality of life of its patients. We urge shareholders to support this resolution for a feasibility report on serving plant-based meals as the primary option for patients.
AGAINST — COMMISSION STUDY ON THE FEASABILITY OF SERVING
PLANT-BASED MEALS
PROPOSAL #5
The Board has carefully considered the proposal and believes that the report requested by the proposal is unnecessary because (i) the Company has adopted food standards that reflect the Company’s high-quality care and service we provide to patients in the areas we serve and (ii) the proposal demands a one-size fits all approach that lacks an understanding of the Company’s operational structure. Ultimately, this unnecessary study would divert valuable time and resources from our ongoing efforts to optimize patient care because of the Company’s individualized approach to patient care and operational structure.
The Company, as an operator of long-term acute care hospitals and inpatient rehabilitation hospitals, manages offered food options as a fundamental part of its day-to-day operations. The Company already provides plant-based and healthful food options to all patients and employees across its facilities. The Company’s operations and food procurement align with standards set by The Joint Commission, the Academy of Nutrition and Dietetics, and state and local regulatory agencies. The Company offers a variety of vegetarian and vegan options on its menus and is also in the process of introducing a plant-based tube feeding option and supplement. Moreover, the Company’s routinely assesses the quality and quantity of all food offerings it provides to each patient and employee as part of its essential business operations, and proactively complies with all applicable healthcare guidelines.
This proposal demands a one-size fits all concept and lacks an understanding regarding the industry in which the Company operates. The Company’s role as a provider of long-term acute care and inpatient rehabilitation services necessitates that dietary decisions be made by trained medical professionals for each individual patient on a case-by-case basis. Many of the Company’s patients have specific dietary requirements due to conditions such as stroke or catastrophic critical illness and may require enteral feedings, a therapeutic diet integrating specific food textures or a high calorie diet. A patient re-learning how to eat and swallow or using a feeding tube cannot be forced into the suggested dietary restrictions without potentially harming their recovery process and endangering their health. The importance of these highly personalized dietary decisions cannot be overstated. A feasibility study on plant-based foods if ultimately implemented could limit food recovery options for patients struggling with eating, potentially hindering their recovery. Daily meticulous planning is required to cater to the diet prescriptions ordered by physicians as well as patient food, cultural and religious preferences to ensure their health and safety. Furthermore, the management’s ability to adapt food services to changing patient needs, regulatory guidelines, and operational circumstances is crucial for the smooth running of the Company’s hospitals and daily operations. The needs of each hospital can vary as well, depending on patient population and the hospital type (e.g., the dietary needs of patients in a long-term acute care hospital may be different than those at an inpatient rehabilitation hospital). A feasibility study would impact the Company’s resources tailored to this individualized approach.
The stockholder’s proposal indicates a misunderstanding of the Company’s operational structure. Many of the Company’s facilities operate as a “hospital within a hospital” (“HIH”) model, leasing space from a general acute care “host hospital” and functioning as a separately licensed entity. Of the Company’s one hundred and three critical illness recovery hospitals, seventy-one operate as HIHs. In most HIHs, food procurement is controlled not by the Company but by the host hospital. All decisions about food and beverage services are made at the individual hospital level, with approaches ranging from in-house staff to third-party vendors or contracting with such host hospitals. The Company’s management handles the relationships with host hospitals and vendors as part of its daily ordinary course operations, but the Company cannot dictate what a vendor or host hospital provides at its establishment or that either change their business model because of a shareholder proposal.
The Company has long been committed to a resource-positive future and we continuously evaluate the market for, and the price of, our plant-based menu items. Commissioning a report on the feasibility of serving plant-based meals as the primary option for patients in all food service settings would divert resources from our ongoing efforts to optimize the care we provide to patients. Accordingly, we believe the requested report would not be an effective use of our Company’s resources, nor in the best interests of our Company or our stockholders.
The Board of Directors recommends a vote AGAINST the stockholder proposal.

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL #6
As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is providing its stockholders with the opportunity to cast an advisory vote on the compensation of its NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion beginning with the section titled “Executive Compensation — Compensation Discussion and Analysis” of this Proxy Statement. At the Company’s annual meeting of stockholders held in April 2024, approximately 88% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes that this affirms our stockholders’ support of the Company’s approach to executive compensation.
The Company’s goal for its executive compensation program is to reward the NEOs’ contributions to the Company’s financial performance and provide overall compensation sufficient to attract and retain highly skilled NEOs who are properly motivated to contribute to the Company’s financial performance. The Company believes that it achieves these goals by (i) offering competitive base salaries to the NEOs, (ii) offering the NEOs participation in an annual incentive plan that provides for payouts only in the event that pre-determined financial targets are achieved, (iii) tying a substantial portion of each NEO’s annual compensation directly to the Company’s performance, and (iv) granting equity-based awards with a multi-year vesting schedule (and subject to stock ownership guidelines).
For a detailed description of the Company’s financial results for fiscal year 2024, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Company believes that its executive compensation program has played an essential role in its continuing financial success by aligning the long-term interests of its NEOs with the long-term interests of its stockholders.
The Board of Directors encourages the Company’s stockholders to approve the following resolution (the “Executive Compensation Resolution”):
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and therefore will take such vote into consideration when evaluating the Company’s compensation programs and practices applicable to the NEOs.
The Board of Directors recommends voting “FOR” the approval of the Executive Compensation Resolution.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL #7
The Audit and Compliance Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2025. Although action by the stockholders on this matter is not required, the Audit and Compliance Committee and the Board of Directors believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, online or by proxy, and voting thereon. If this appointment is not ratified by the stockholders, the Audit and Compliance Committee may reconsider its selection.
One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Audit and Other Fees
Aggregate fees billed to the Company for the fiscal years ended December 31, 2024 and 2023 by the Company’s principal accounting firm, PricewaterhouseCoopers LLP, were as follows:
	2024	2023
Audit Fees	$3,969,800	$3,056,952
Audit-Related Fees	1,227,156	250,000
Tax Fees	—	—
All Other Fees	15,120	13,954
	$5,212,076	$3,320,906
Audit Fees
Audit fees for fiscal years 2024 and 2023 were for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports, comfort letters issued in connection with various financing transactions, audit services provided in connection with the spin-off of Concentra, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
Audit-related fees for fiscal years 2024 and 2023 were for professional services rendered by PricewaterhouseCoopers LLP in connection with the carve out audit and interim reviews of Concentra prior to the distribution.
Tax Fees
The Company did not incur reportable tax fees for fiscal years 2024 and 2023.
All Other Fees
Amounts included in “All Other Fees” for fiscal years 2024 and 2023 were related to PricewaterhouseCoopers LLP to license its online technical accounting research tool.
Pre-approval of Services
All audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, require pre-approval by the Audit and Compliance Committee in accordance with a pre-approval policy approved by the Audit and Compliance Committee in February 2025. The policy (i) includes a list of the audit, audit-related, tax and other services that have been granted general pre-approval and may be provided without specific pre-approval from the Audit and Compliance Committee; (ii) includes a list of non-audit services that may not be performed by PricewaterhouseCoopers LLP; and (iii) sets forth the pre-approval requirements for all permitted services. The policy also requires the Company’s independent registered public accountant to provide the Audit and Compliance Committee with a summary of all audit fees invoiced year-to-date at every regularly scheduled meeting of the Audit and Compliance Committee. The pre-approval policy is reviewed on an annual basis by the Audit and Compliance Committee and is subject to amendment from time to time. All of the services provided by PricewaterhouseCoopers LLP in fiscal year 2024 were either on the list of pre-approved services or approved by the Audit and Compliance Committee in advance of the services being performed.
The Board of Directors recommends voting “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

AUDIT AND COMPLIANCE COMMITTEE REPORT
The following report of the Audit and Compliance Committee will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act (together, the “Acts”), except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such Acts.
The Audit and Compliance Committee assists the Company’s Board of Directors in its oversight of the Company’s financial reporting process. The Audit and Compliance Committee operates pursuant to a charter. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America and for reviewing the Company’s unaudited interim financial statements. The Audit and Compliance Committee reviews and reassesses the adequacy of the charter on an annual basis. It is not the Audit and Compliance Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit and Compliance Committee will however take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.
The Audit and Compliance Committee of the board of directors, pursuant to its charter, is also responsible for the design and implementation of the enterprise risk management (“ERM”) program and is responsible for reviewing and evaluating the Company’s policies and procedures relating to risk assessment exposures in several areas, including financial risks, legal and regulatory compliance, cybersecurity, privacy and data use, and Medicare claims audits. The full board of Directors monitors the ERM program by way of regular reports from the Company’s senior executives on management’s risk assessments and risk status as well as the Company’s risk response and mitigation activities. Individual committees monitor, by way of regular reports, the material risks that relate to the responsibilities of that committee and report to the full board appropriate information. For example, the Quality of Care and Patient Safety Committee oversees the Company’s enterprise-wide patient safety evaluation system and reviews information on several risk-related topics, such as patient satisfaction data, quality of care data, and patient safety and performance improvement initiatives.
The Audit and Compliance Committee makes recommendations to the Board of Directors with respect to the selection and compensation of the Company’s independent registered public accounting firm, the scope of the Company’s annual audits, and the fees to be paid to the independent registered public accounting firm. In addition, the Audit and Compliance Committee monitors the performance and independence of the Company’s independent registered public accounting firm and approves all services provided to the Company by the independent registered public accounting firm. The Audit and Compliance Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to financial statements, financial records and financial controls of the Company. The Audit and Compliance Committee meets with management periodically to consider the adequacy of the Company’s internal controls and discusses with management the Company’s disclosure controls and procedures.
The Board of Directors, in its business judgment, has determined that each of the directors on the Audit and Compliance Committee is independent as required by the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that each member of the Audit and Compliance Committee qualifies as an audit committee financial expert, as defined by the rules and regulations of the SEC, and has financial sophistication in accordance with the rules of the New York Stock Exchange.
In the performance of its oversight function, the Audit and Compliance Committee has reviewed and discussed the audited financial statements for the year ending December 31, 2024 with management of the Company and with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles, as well as an opinion on management’s assessment of, and the effective operation of, the Company’s internal control over financial reporting. The Audit and Compliance Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, SEC Rule 2-07 and such other matters as are required to be discussed under auditing standards generally accepted in the United States of America. The Audit and Compliance Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Compliance Committee concerning independence. In addition, the Audit and Compliance Committee discussed with the independent registered public accounting firm its independence, including the compatibility of non-audit services with the independent registered public accounting firm’s independence.
The Audit and Compliance Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its 2024 audit and met with them both with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.
Based upon the review, reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit and Compliance Committee referred to above and in the charter, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements for the year ending December 31, 2024 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC.
The Audit and Compliance Committee has selected the firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit and report upon the Company’s financial statements and internal controls over financial reporting for fiscal year 2025. In making this selection, the Audit and Compliance Committee has considered whether PricewaterhouseCoopers LLP’s provision of services other than audit services is compatible with maintaining independence.
AUDIT AND COMPLIANCE COMMITTEE
James S. Ely III, Chair
Katherine R. Davisson
William H. Frist
Parvinderjit S. Khanuja
Daniel J. Thomas

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND DIRECTORS AND OFFICERS
The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of February 1, 2025 by each person known to the Company to beneficially own more than 5% of the outstanding shares of common stock (except for individuals who are also officers or directors of the Company):
Name of Beneficial Owner and Address	Number of Shares of Common Stock Beneficially Owned (#)	Percent of Common Stock Beneficially Owned (%)
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	19,959,411	15.5%
T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street Baltimore, MD 21202	17,515,040	13.6%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	12,997,891	10.1%
T. Rowe Price Investment Management, Inc.(4) 101 E. Pratt Street Baltimore, MD 21201	5,964,606	4.6%

(1)
According to the Schedule 13G/A filed on February 5, 2025, BlackRock, Inc. reported that it may be deemed to be the beneficial owner of 19,959,411 shares of the Company’s common stock. BlackRock, Inc. reported that it had sole dispositive power with respect to 19,959,411 shares and sole voting power with respect to 19,220,642 shares.

(2)
According to the Schedule 13G/A filed on November 14, 2024, T. Rowe Price Associates, Inc., an investment adviser, and T. Rowe Price Mid-Cap Value Fund, Inc., an investment company, reported that they may be deemed to be the beneficial owner of 17,515,040 shares of the Company’s common stock. T. Rowe Price Associates, Inc. reported that it had sole dispositive power with respect to 17,515,040 shares and sole voting power with respect to 17,456,149 shares. T. Rowe Price Mid-Cap Value Fund, Inc. reported that it had sole voting power over 9,377,145 shares.

(3)
According to the Schedule 13G/A filed on April 10, 2024, the Vanguard Group reported that it may be deemed to be the beneficial owner of 12,997,891 shares of the Company’s common stock. The Vanguard Group reported that it had sole dispositive power with respect to 12,997,891 shares, shared dispositive power with respect to 306,182 shares and shared voting power with respect to 188,927 shares.

(4)
According to the Schedule 13G/A filed on February 16, 2024, T. Rowe Price Investment Management, Inc. reported that it may be deemed to be the beneficial owner of 5,964,606 shares of the Company’s common stock. T. Rowe Price Investment Management, Inc. reported that it had sole dispositive power with respect to 5,964,606 shares, shared dispositive power with respect to 0 shares and sole voting power with respect to 2,200,175 shares.

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of February 1, 2025 by:
•
each of the Company’s NEOs;

•
each of the Company’s directors; and

•
all of the Company’s directors and executive officers as a group.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, the Company believes, based on the information furnished to the Company, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The calculation of the percentage of beneficial ownership is based on 128,962,850 shares of common stock outstanding on February 1, 2025.
In computing the number of shares of common stock beneficially owned by a person or group and the percentage ownership of that person or group, the Company deemed to be outstanding any shares of common stock subject to options held by that person or group that are currently exercisable or exercisable within 60 days after February 1, 2025. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The address of each beneficial owner listed in the table is c/o Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055 and the Company’s telephone number is (717) 972-1100.
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Robert A. Ortenzio(1)	8,952,033	6.94%
Russell L. Carson	1,096,000	*
James S. Ely III	147,639	*
Michael F. Malatesta	170,414	*
William H. Frist	285,534	*
Thomas A. Scully	89,389	*
Martin F. Jackson(2)	1,273,417	*
David S. Chernow	939,516	*
Thomas P. Mullin	313,754	*
Marilyn B. Tavenner	22,000	*
Daniel J. Thomas	66,000	*
Katherine R. Davisson	46,000	*
Parvinderjit S. Khanuja	44,089	*
All directors and executive officers as a group (18 persons)	14,906,396	11.6%

*
Represents beneficial ownership of less than one percent.

(1)
Includes 1,279,000 common shares owned by the Robert A. Ortenzio Descendants Trust for which Mr. Ortenzio is deemed to be the beneficial owner, 280,415 common shares held by the Robert A. Ortenzio April 2014 Trust for Kevin M. Ortenzio for which Mr. Ortenzio is the co-trustee, 280,415 common shares held by the Robert A. Ortenzio April 2014 Trust for Bryan A. Ortenzio for which Mr. Robert A. Ortenzio is the co-trustee, 280,415 common shares held by the Robert A. Ortenzio April 2014 Trust for Madeline G. Ortenzio for which Mr. Ortenzio is the co-trustee, Mr. Ortenzio disclaims beneficial ownership of shares held by the Robert A. Ortenzio Descendant’s Trust, the Robert A. Ortenzio April 2014 Trust for Kevin M. Ortenzio, the Robert A. Ortenzio April 2014 Trust for Bryan A. Ortenzio and the Robert A. Ortenzio April 2014 Trust for Madeline G. Ortenzio except in his capacity as a fiduciary of such trusts.

(2)
Includes an aggregate of 10,536 common shares owned by Mr. Jackson’s children.

EQUITY COMPENSATION PLAN INFORMATION
Set forth in the table below is a list of all of the Company’s equity compensation plans and the number of securities to be issued on exercise of equity rights, weighted average exercise price, and number of securities that would remain available under each plan if outstanding equity rights were exercised as of December 31, 2024.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Select Medical Holdings Corporation 2020 Equity Incentive Plan	—	—	4,266,900
Equity compensation plans not approved by security holders	—	—	—

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE
Other Arrangements with Directors and Executive Officers
Lease of Office Space
The Company leases its corporate office space located at 4714, 4716, 4718, 4720 and 4732 Gettysburg Road, and 960 Century Drive in Mechanicsburg, Pennsylvania (the “Corporate Office”), from, respectively, Old Gettysburg Associates IV, LP, Old Gettysburg Associates III, LP, Old Gettysburg Associates, Old Gettysburg Associates II, LP, Old Gettysburg Associates V, LP, and Century Park Investments, LP (together, the “Old Gettysburg Landlords”). In October 2018, the Company entered in an agreement to lease corporate office space located at 225 Grandview Avenue in Camp Hill, Pennsylvania (the “Grandview Office”) from 207 Associates and Independence Avenue Investments, LLC (together with the Old Gettysburg Landlords, the “Ortenzio Partnerships”).
The Corporate Office currently consists of approximately 218,902 square feet of office space under six separate leases. A lease for approximately 17,147 square feet in the 960 Century Drive building will expire on November 30, 2028. Leases for approximately 47,864 and 43,919 square feet located, respectively, in the 4714 and 4716 Gettysburg Road buildings will expire on January 31, 2028. Leases for approximately 36,626 and 42,585 square feet located, respectively, in the 4718 and 4720 Gettysburg Road buildings will expire on December 31, 2027. A lease for approximately 30,761 square feet in the 4732 Gettysburg Road building will expire on February 6, 2027. In addition, the Company leases approximately 73,271 square feet comprising the Grandview Office, which lease will expire on April 15, 2030.
The Company currently pays to the Ortenzio Partnerships approximately $7.7 million per year in base rent. The Company obtained independent appraisals at the time it executed or extended such leases that supported the amount of rent it pays for the Corporate Office and the Grandview Office. Base rental rates currently range from $22.08 to $31.04 per square foot under such leases. On December 1, 2023, base rent under the 960 Century Drive lease increased to $22.08 per square foot and such base rent will increase by 2.5% annually on each December 1 thereafter. On February 1, 2025, base rent under the 4714 and 4716 Gettysburg Road leases increased to $27.56 per square foot. The base rent under such leases will increase annually by 5% on each February 1 thereafter. On January 1, 2025, base rent under the 4718 and 4720 Gettysburg Road leases increased to $27.56 per square foot. The base rent under such leases will increase annually by 5% on each January 1 thereafter. On February 7, 2025, base rent under the 4732 Gettysburg Road lease increased by 3% to $31.04 per square foot and such base rent will increase by 3% annually on each February 7 thereafter. On April 16, 2024, base rent under the 225 Grandview Avenue lease increased by 2.5% to $22.08 per square foot, and such base rent will increase by 2.5% annually on each April 16 thereafter.
The current base rents for each of the of the Corporate Office and Grandview Office leases as of the date hereof is set forth below:
Lease Address	Monthly Rent (per square foot)
4714 Gettysburg Road	$27.56
4716 Gettysburg Road	$27.56
4718 Gettysburg Road	$27.56
4720 Gettysburg Road	$27.56
4732 Gettysburg Road	$31.04
960 Century Drive	$22.08
225 Grandview Avenue	$22.08
All such leases are “full service” leases, except that the Company pays for the diesel fuel for an emergency generator and for all electricity for 4,831 square feet of space located at 4718 Gettysburg Road and known as the data center. In fiscal year 2024, the Company paid to the Ortenzio Partnerships an aggregate amount of approximately $7.6 million for office rent and miscellaneous expenses.

NetJets Agreement
On August 6, 2021, Select entered into a letter agreement (the “NetJets Agreement”) with Robert Ortenzio allowing Select to use the aircraft (the “Aircraft”) leased by Robert Ortenzio through an arrangement (the “Arrangement”) with NetJets Aviation Inc., NetJets Sales, Inc. and NetJets Services, Inc. (collectively, “NetJets”). Pursuant to the Arrangement, Robert Ortenzio has access to the Aircraft for 125 hours a year during a 60-month term beginning July 1, 2021 and ending on June 30, 2026 (the “Term”). In exchange for the right to use the Aircraft for 25 hours a year, Select has agreed to pay Robert Ortenzio certain amounts set forth in the NetJets Agreement during the Term. During fiscal year ended December 31, 2024, Robert Ortenzio received $128,090 from Select under the NetJets Agreement.
For more information on the NetJets Agreement, please see Exhibit 10.52 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Relationship between Select Medical and Concentra
On January 3, 2024, the Company announced its intention to separate Concentra Group Holdings Parent, Inc. (“Concentra”) from its business (the “Separation”). Prior to the Separation, Concentra was a wholly owned subsidiary of the Company and all of Concentra’s outstanding shares of common stock were owned by Select. Concentra operated as an operating segment of the Company. On July 26, 2024, Concentra completed an initial public offering of 22,500,000 shares of its common stock, par value $0.01 per share, at an initial public offering (“IPO”) price of $23.50 per share for the net proceeds of $499.7 million after deducting underwriting discounts and commission of $29.1 million. On November 25, 2024, the Company completed the spin-off of Concentra by means of a special stock distribution of 104,093,503 shares of the Company’s common stock to the Company’s stockholders pro rata (the “Distribution”). Prior to the Distribution, the Company owned approximately 81.7% of the outstanding shares of Concentra’s common stock. Following the completion of the Distribution, the Company no longer owns any shares of the Company’s common stock.
In connection with the Separation, the Company also entered into various other agreements with Concentra. The material terms of each of these agreements are summarized below. These summaries are qualified in their entirety by reference to the full text of such agreements, which are filed as exhibits to the Company’s Annual Report on Form 10-K. Mr. Ortenzio and Mr. Thomas are both on the Board of Directors of Concentra. Mr. Ortenzio is the Chairman of the Board of Directors of Concentra. Mr. Ortenzio also owns approximately 5.7% of Concentra’s outstanding common stock as of March 4, 2025.
Separation Agreement
On July 26, 2024, Select entered into the Separation Agreement with Concentra (the “Separation Agreement”). The Separation Agreement contains key provisions relating to the Separation and sets forth Select’s agreements with Concentra regarding the principal actions to be taken in connection with the Separation. The Separation Agreement also set forth other agreements that govern aspects of the Select’s relationship with Concentra following the Separation.
Intercompany Arrangements
All agreements, arrangements, commitments and understandings, including most intercompany accounts payable or accounts receivable, between the Select, on the one hand, and Concentra, on the other hand, will terminate effective as of the consummation of the Separation, except specified agreements and arrangements that are intended to survive the Separation.
Credit Support
Concentra agreed to use reasonable best efforts to arrange, prior to the Separation, for the replacement of all surety bonds and letters of credit or similar instruments currently provided by or through Select or any of its subsidiaries for the benefit of Concentra’s business.

Representations and Warranties
In general, neither Select nor Concentra made any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with such transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Separation Agreement, any other agreement Concentra enters into with Select in connection with the Separation or any representation letter delivered in connection with the Separation, all assets will be transferred on an “as is,” “where is” basis.
Delayed or Improper Transfers
Concentra and Select agreed to use respective reasonable best efforts to effect any transfers contemplated by the Separation Agreement that had not been consummated prior to the Separation as promptly as practicable following the Separation. In addition, Concentra and Select agreed to use respective reasonable best efforts to effect any transfer or re-transfer that was improperly transferred or retained as promptly following the Separation as soon as practicable.
The Initial Public Offering
The Separation Agreement governs Concentra and Select’s respective rights and obligations with respect to the IPO. Prior to the IPO, the Company agreed to take all actions reasonably requested by Select in connection with the IPO. Select has the sole and absolute discretion to determine the terms of, and whether to proceed with, the IPO and any subsequent distribution or other disposition of shares of Concentra’s common stock by Select.
Conditions
The Separation Agreement provides that certain conditions must be satisfied or waived by Select in its sole and absolute discretion, before the Separation can occur. Select had the right not to complete the Separation if, at any time prior to the completion of the Separation, Select’s board of directors determined, in its sole and absolute discretion, that the Separation was not in the best interests of Select or our stockholders or was otherwise not advisable.
Cash Distribution
Concentra will pay Select all of the net proceeds that Concentra receives from the sale of shares of our common stock in the IPO, including any net proceeds that Concentra receives as a result of any exercise of the underwriters’ option to purchase additional shares of Concentra’s common stock from Concentra, in part to repay related party debt owed to Select and it is expected that Select will further use those proceeds, along with the proceeds of the Debt Financing Transactions to be paid to Select as a dividend, to pay down current Select indebtedness outstanding.
Subsequent Stock Issuances
The Separation Agreement provides that, prior to the Distribution, Concentra will not issue any shares of Concentra’s common stock without the prior written consent of Select, which consent may be withheld in Select’s sole discretion. Further, regardless of whether or not Select consents to any such stock issuance, in no case prior to the Distribution may any issuance of shares of our common stock result in Select owning less than 80.09% of the voting power of Concentra’s shares of common stock eligible to vote in the election of Concentra’s directors.
Exchange of Information
Concentra and Select each agreed to provide each other, following the Separation, with information relating to periods prior to Separation which is reasonably necessary to comply with reporting, disclosure, filing, notification or other requirements of any national securities exchange or governmental authority, for use in judicial, regulatory, administrative and other proceedings or to satisfy audit, accounting, regulatory, litigation and other similar requirements. Concentra and Select also agreed to provide each other, following the Separation, with information to the extent relating to Select and its business or assets or us and our business and assets, respectively.
In addition, Concentra agreed to comply with certain covenants relating to Concentra’s financial reporting for so long as Select is required to consolidate Concentra’s results of operations and financial position, to account for its investment in Concentra under the equity method of accounting or to complete a financial statement audit for any such period. These covenants will include, among others, covenants regarding:
•
delivery or supply of monthly, quarterly and annual financial information and periodic budgets and financial projections to Select;

•
maintenance of certain disclosure and financial controls;

•
provision to Select of access to our auditors and certain books and records related to internal accounting controls or operations; and

•
cooperation with Select to the extent reasonably requested by Select in the preparation of Select’s public filings and press releases.

Termination
Select, in its sole and absolute discretion, was permitted to terminate the Separation Agreement at any time prior to the Separation.
Release of Claims
Concentra and Select each agreed, subject to certain exceptions, to release the other party and its affiliates, successors and assigns and all persons that, at or prior to the Separation, had been the other party’s stockholders, directors, officers, agents or employees, and their respective heirs, executors, administrators, successors and assigns, from any and all claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the Distribution.
Indemnification
Concentra and Select each agreed to indemnify the other party and each of the other party’s current and former directors, officers and employees, and each of the heirs, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the Separation and Concentra and Select’s respective businesses. The amount of each party’s indemnification obligations will be reduced by any insurance proceeds or other third-party proceeds the party being indemnified receives. The Separation Agreement also specifies procedures regarding claims subject to indemnification.
Management of Legal Actions
Subject to the terms of the Transition Services Agreement, the Separation Agreement governs the management and direction of pending and future legal actions in which we or Select is named as a party. In general, neither Concentra nor Select may resolve any legal action without the prior written consent of the other party if such resolution (1) contains any finding or admission of any violation of law by such other party, (2) would result in any non-monetary remedy against such other party or (3) does not include a full and unconditional release of such other party (to the extent such other party is a named party in the legal action).
Insurance
With respect to any claim related to or arising from an occurrence prior to the Separation, Concentra will continue to have access to coverage under Select’s existing commercial insurance policies provided by third-party insurers, subject to exceptions set forth in the Separation Agreement. The Separation Agreement also specifies procedures regarding claims subject to coverage under these insurance policies. Concentra will not have access to any insurance policies or reinsurance policies issued, reinsured or reimbursed by Select’s captive insurer or any other self-insurance or similar program or mechanism maintained by Select. With respect to any claim accruing following the Separation, Concentra is responsible for obtaining continuing insurance coverage.
Dispute Resolution
Concentra and Select will attempt in good faith to resolve disputes arising under the Separation Agreement by negotiation among the Company’s respective senior officers. Any dispute unable to be resolved through this process may be referred to non-binding mediation for resolution. If Concentra and Select are unable to resolve a dispute through negotiation or mediation, then either Concentra or Select may submit the dispute to the Court of Chancery of the State of Delaware or, in certain circumstances, to an alternative court in the State of Delaware.
Employee Matters Agreement
Select entered into an employee matters agreement (the “Employee Matters Agreement”) with Concentra prior to the Separation. The Employee Matters Agreement addresses certain employment, compensation and benefits matters, including the allocation and treatment of certain assets and liabilities relating to Concentra’s employees and compensation and benefit plans and programs in which Concentra’s employees participate prior to the date of the Distribution or, if no Distribution had occurred, the date that Select ceases to control Concentra, as well as other employment and employee compensation and benefit matters.
Tax Matters Agreement
The Company entered into a tax matters agreement (the “Tax Matters Agreement”) with Concentra prior to the Separation. The Tax Matters Agreement will govern the Company’s and Concentra’s respective rights, responsibilities and obligations following the completion of this offering with respect to all tax matters, including tax liabilities, tax attributes, tax returns and tax contests.
Allocation of Taxes
With respect to taxes other than those incurred in connection with the Separation and the Distribution, the Tax Matters Agreement provides that Concentra will generally indemnify the Company for (1) any taxes of the Company for all periods after the Distribution and (2) any taxes of the Company or Concentra for periods prior to the Distribution to the extent attributable to Concentra. The Company will generally indemnify Concentra for (1) any taxes of the Company for all periods after the Distribution and (2) any taxes of the Company or Concentra for periods prior to the Distribution to the extent attributable to the business and operations conducted by the Company other than the Company, as determined by the Company in good faith.
With respect to certain taxes incurred in connection with the Separation and the Distribution, Concentra is generally required to indemnify Concentra for any taxes resulting from the failure of certain steps of the Separation and the Distribution to qualify for their intended tax treatment, where such taxes result from (1) untrue representations and breaches of covenants that Concentra made and agreed to in connection with the Separation and the Distribution (including representations made in connection with tax opinions to be received by Select and covenants containing the restrictions described below that are designed to preserve the tax-free nature of the Separation and the Distribution), (2) the application of certain provisions of U.S. federal income tax law to the Separation and the Distribution or (3) any other actions or omissions that Concentra knows or reasonably should expect would give rise to such taxes. Concentra is also generally required to indemnify the Company for any increases in the amount of transfer taxes that are otherwise expected to be incurred in connection with the Separation and the Distribution to the extent that such increases arise due to actions or omissions by us that would reasonably be expected to result in such additional taxes.

Neither the Company’s obligations nor Concentra’s obligations under the Tax Matters Agreement are limited in amount or subject to any cap. In addition, as a member of the Company’s consolidated U.S. federal income tax group, Concentra had (and will continue to have following the Distribution) joint and several liability with the Company to the IRS for the consolidated U.S. federal income taxes of the Company group relating to the taxable periods in which the Company was part of the group.
Preservation of the Tax-Free Status of Certain Steps of the Separation and the Distribution
The Company has received a private letter ruling from the IRS substantially to the effect that, among other things, certain steps of the Separation together with the Distribution will qualify as a transaction that is tax-free for U.S. federal income tax purposes under Section 355 of the Code. The Distribution was conditioned on, among other things, the continuing effectiveness and validity of Select’s private letter ruling from the IRS and favorable opinions of the Company’s U.S. tax advisors. The ruling and opinions rely on certain facts, assumptions, representations and undertakings from the Company and Concentra regarding the past and future conduct of the companies’ respective businesses and other matters.
Pursuant to the Tax Matters Agreement, Concentra agreed to covenants that impose certain restrictions on the Company designed to preserve the tax-free nature of the Separation and the Distribution. Concentra is barred from taking any action, or failing to take any action, where such action or failure to act would be inconsistent with the tax-free status of these transactions, for all time periods. In addition, during the time period ending two years after the date of the Distribution, these covenants restrict certain actions, including share issuances, business combinations, sales of assets and similar transactions. Concentra may take these actions only if (1) Concentra obtains and provides to the Company a private letter ruling from the IRS (or other applicable taxing authority) or an unqualified opinion from a tax counsel or accountant of recognized national standing to the effect that such action would not jeopardize the tax-free status of the Separation and the Distribution, in each case satisfactory to the Company, or (2) Concentra obtains prior written consent of the Company. Regardless of whether Concentra is so permitted to take such action, under the Tax Matters Agreement, Concentra is generally required to indemnify Select for any taxes that result from the taking of any such action.
Transition Services Agreement
Select entered into a transition services agreement (the “Transition Services Agreement”) with Concentra prior to the Separation. Pursuant to the Transition Services Agreement, Select will provide Concentra with specified services, including certain human resources, finance, accounting, information technology, real estate, compliance, legal operations, risk management, government affairs, distribution and tax services, for a transitional period following the Separation. The Transition Services Agreement specifies the calculation of Concentra’s costs for these services. The cost of these services will be negotiated between the Select and Concentra and may not necessarily be reflective of prices that the Company could have obtained for similar services from an independent third party.
In general, the services under the Transition Services Agreement began on July 26, 2024 and cover a period not to exceed 24 months following the Separation.
Board of Directors of Concentra
Mr. Robert A. Ortenzio and Mr. Dan Thomas are both on the Board of Directors of Concentra. Mr. Robert A. Ortenzio is the Chairman of the Board of Directors of Concentra. Mr. Robert A. Ortenzio also owns 5.7% of Concentra common stock as of March 4, 2025.
Approval of Related Party Transactions
The Company does not have a formal written policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. However, the Company’s practice is that any such transaction must receive the prior approval of both the Audit and Compliance Committee and a majority of the non-interested members of the Board of Directors. In addition, it is the Company’s practice that, prior to any related party transaction of the type described under “— Other Arrangements with Directors and Executive Officers — Lease of Office Space,” an independent third-party appraisal is obtained that supports the amount of rent that the Company is obligated to pay for such leased space. All related party lease transactions have been unanimously approved by all of the non-interested members of the Board of Directors.
Director Independence
Director independence is discussed under the heading “Corporate Governance” of this Proxy Statement.

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Investor Relations, c/o Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055; Telephone: 717-972-1100; E-mail: ir@selectmedical.com. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.
OTHER BUSINESS
The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares he or she represents as recommended by the Board of Directors.
By Order of the Board of Directors
Michael E. Tarvin
Senior Executive Vice President, General Counsel and Secretary
March 5, 2025

APPENDIX A
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
SELECT MEDICAL HOLDINGS CORPORATION
Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), Select Medical Holdings Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
1.   The name of the Corporation is Select Medical Holdings Corporation. The date of the filing of its Certificate of Incorporation with the Secretary of State of the State of Delaware was October 14, 2004.
2.   This Certificate of Amendment (this “Amendment”) amends provisions of the Certificate of Incorporation and has been duly adopted by the Board of Directors of the Corporation, declaring said amendment to be in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders thereof.
3.   Article SEVENTH of the Certificate of Incorporation is hereby amended and restated in its entirety as follows
“SEVENTH: Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation (the “Bylaws”) without the assent or vote of the stockholders of the Corporation. The stockholders may, at any annual or special stockholder meeting, duly called and upon proper notice thereof, make, alter, amend or repeal the Bylaws by the affirmative vote by the holders of not less than a majority of the Corporation’s outstanding shares.”
4.   Article THIRTEENTH of the Certificate of Incorporation is hereby amended and restated in its entirety as follows
“THIRTEENTH: Amendments. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Restated Certificate of Incorporation or any amendment thereof from time to time and at any time in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding anything to the contrary elsewhere contained in this Restated Certificate of Incorporation, Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH and THIRTEENTH shall not be amended, altered or repealed without the affirmative vote of the holders of not less than a majority of the Corporation’s outstanding shares.”
5.   All other provisions of the Certificate of Incorporation shall remain in full force and effect.
[Signature Page Follows]

THIS CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION is executed as of this    day of [•], 2025.
SELECT MEDICAL HOLDINGS CORPORATION
By:

Name: Michael E. Tarvin
Title: Senior Executive Vice President,
General Counsel and Secretary

APPENDIX B
SELECT MEDICAL HOLDINGS CORPORATION
Non-Employee Director Compensation Policy
The purpose of this Policy of Select Medical Holdings Corporation (“Select Medical” or the “Company”), is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors, who are not employees or officers of the Company or its subsidiaries (“Non-Employee Directors”), to serve on the Company’s Board of Directors (the “Board”).
In furtherance of the above, all Non-Employee Directors of Select Medical will receive the compensation described in this Director Compensation Policy (the “Director Compensation Policy”) for his or her Board service as set forth below, following the date of approval of the Director Compensation Policy by the Company’s stockholders (the “Effective Date”).
I.
ANNUAL CASH COMPENSATION

Each Non-Employee Director will receive the cash compensation set forth below for service on the Board or a committee of the Board. The annual cash compensation amounts will be payable in equal quarterly installments, each payment made in advance on the first business day of the quarterly period for which the service will occur. Any amount payable for a partial quarter of service in an applicable role will be pro-rated by multiplying such amount by a fraction, the numerator of which will be the number of days of service in such role that the Non-Employee Director provided in such quarter and the denominator of which will be the number of days in such quarter. All cash fees are vested upon payment.
1.
Quarterly Non-Employee Board Member Service Retainer:

$18,000 for general availability and participation in meetings and on conference calls of the Board of Directors.
a.
Option to Receive Quarterly Retainer Fee as Stock.   If a Non-Employee Director so elects before the first day of a fiscal quarter, such Non-Employee Director shall receive his or her quarterly retainer fee in the form of fully-vested shares of the Company’s common stock. The number of shares of the Company’s common stock awarded in lieu of cash compensation is equal to the dollar amount of fees accruing each quarter divided by the closing price for a share of the Company’s common stock on the date of grant during the quarter for which fees are earned, rounded to the nearest whole integer. Once a Non-Employee Director elects to receive shares of the Company’s common stock in lieu of cash compensation, such director shall continue to receive his or quarterly retainer fee as shares of the Company’s common stock until the director opts back into receive such fee in cash.

2.
Addition Compensation for Board Attendance:

i.
Non-employee directors shall receive an attendance fee of $3,000 per in-person meeting and $600 per telephonic meeting.

b.
Additional Compensation for Committee Attendance:

a.
Member of Audit and Compliance Committee:

i.
Attendance Fee Per In-Person Meeting (when held in conjunction with a Board meeting): $4,000

ii.
Attendance Fee Per In-Person Meeting (when held independent of a Board meeting): $5,000

iii.
Attendance Fee Per Telephonic Meeting: $2,000

b.
Nominating, Governance and Sustainability Committee:

i.
Attendance Fee Per In-Person Meeting (when held in conjunction with a Board meeting): $1,500

ii.
Attendance Fee Per In-Person Meeting (when held independent of a Board meeting): $2,000

iii.
Attendance Fee Per Telephonic Meeting: $500

c.
Member of Human Capital and Compensation Committee:

i.
Attendance Fee Per In-Person Meeting (when held in conjunction with a Board meeting): $1,500

ii.
Attendance Fee Per In-Person Meeting (when held independent of a Board meeting): $2,000

iii.
Attendance Fee Per Telephonic Meeting: $500

d.
Member of Quality of Care and Patient Safety Committee:

i.
Attendance Fee Per In-Person Meeting (when held in conjunction with a Board meeting): $2,500

ii.
Attendance Fee Per In-Person Meeting (when held independent of a Board meeting): $3,000

iii.
Attendance Fee Per Telephonic Meeting: $1,000

e.
Other Committees: Compensation for other committees shall be determined by the Board of Directors.

3.
Additional Compensation for Committee Chairs:

a.
Chair of Audit and Compliance Committee:

i.
Attendance Fee Per In-Person Meeting: $2,000

ii.
Attendance Fee Per Telephonic Meeting: $1,000

b.
Chair of Nominating, Governance and Sustainability Committee:

i.
Attendance Fee Per In-Person Meeting: $1,000

ii.
Attendance Fee Per Telephonic Meeting: $500

c.
Chair of Human Capital and Compensation Committee:

i.
Attendance Fee Per In-Person Meeting: $1,000

ii.
Attendance Fee Per Telephonic Meeting: $500

d.
Chair of Quality of Care and Patient Safety Committee:

i.
Attendance Fee Per In-Person Meeting: $2,000

ii.
Attendance Fee Per Telephonic Meeting: $1,000

II.
EQUITY COMPENSATION

All grants of equity retainer awards to Non-Employee Directors pursuant to this Policy will be automatic and nondiscretionary and will be made in accordance with the following provisions:

1.
Automatic Equity Grants

Annual grants made on or after the annual meeting of the Company’s stockholders (the “Annual Meeting”) during 2025 (the “2025 Annual Meeting”) shall be made as follows:
a.
Annual Grant for Continuing Non-Employee Directors.   Without any further action of the Board, at the close of business on the date of each Annual Meeting beginning with the 2025 Annual Meeting, each continuing Non-Employee Director shall be granted a restricted stock award (“RS Award”) under the Plan covering shares (“Shares”) of the Company’s Common Stock (as defined in the Plan) having an RS Value as set forth in Section II.2. below (a “Continuing Director Annual RS Award”). Each Continuing Director Annual RS Award shall vest on the one-year anniversary of the grant date, generally subject to the applicable Non-Employee Director’s continued service as a member of the Board through such vesting date.

b.
Initial Grant for New Non-Employee Directors.   Without any further action of the Board, each person who, on or after the 2025 Annual Meeting, is elected or appointed for the first time to be a Non-Employee Director will automatically, upon the effective date of his or her initial election or appointment to be a Non-Employee Director, be granted an RS Award under the Plan covering Shares having an RS Value as set forth in Sections II.2. below (a “New Director RS Award”); provided that one-fifth of the New Director RS Award shall vest on each of the first five anniversaries of the date of the grant date, generally subject to the applicable Non-Employee Director’s continued service as a member of the Board through such vesting date.

2.
Calculation of RS Value

The “RS Value” of a Continuing Director Annual RS Award or New Director RS Award shall reflect a sufficient number of Shares to be granted under this policy multiplied by the closing price of a Share on the stock exchange or a national market system on which the Shares are listed on the grant date, such that the RS Value equals $200,000; provided that the number of Shares covered by each Continuing Director Annual RS Award or New Director RS Award will be rounded to the nearest whole integer.
c.
Remaining Terms.

The remaining terms and conditions of each RS Award granted under this policy will be as set forth in the Plan and the Company’s standard form of RS Award agreement for Non-Employee Directors currently in effect, as it may be amended from time to time by the Board or the Compensation Committee of the Board, as applicable. If permitted by the Company, the issuance of the Shares issuable with respect to an RS Award may be deferred upon such terms and conditions as determined by the Company, subject to the Company’s determination that any such right of deferral or any term thereof complies with applicable laws or regulations in effect from time to time.
III.
Expense Reimbursement and Per Diem Compensation

Expense Reimbursement.   Each non-management board member shall be reimbursed for his or her reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board of Directors or its Committees or in connection with other Board related business.